UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A-6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAZOR RESOURCES INC.

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(Name of small business issuer in its charter)

NEVADA 1000 Applied For

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(State or (Primary Standard Industrial (I.R.S. Employer

jurisdiction of Classification Code Number) Identification No.)

incorporation or

organization)

Razor Resources Inc.

Bing Wong, President/Director

PO BOX 27581, 650 41st Ave West

Vancouver, British Columbia

Canada V5Z 4M4

Telephone: (604) 267-0111

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(Address and telephone number of principal executive offices)

Incorp Sevices Inc.

3155 East Patrick Lane, Suite 1

Las Vegas, Nevada, 89120

Telephone: (702) 866-2500

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(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public: as soon as practicable after

the effective date of this

Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415

under the Securities Act of 1933, check the following box. | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(c) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule

462(d) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective

registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule

434, check the following box. |__|

CALCULATION OF REGISTRATION FEE

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TITLE OF EACH PROPOSED PROPOSED

CLASS OF MAXIMUM MAXIMUM

SECURITIES DOLLAR OFFERING AGGREGATE AMOUNT OF

TO BE AMOUNT TO BE PRICE PER OFFERING REGISTRATION

REGISTERED REGISTERED SHARE (1) PRICE (2) FEE (2)

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Common Stock $536,300 $0.10 $536,300 $67.95

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(1) Arbitrarily determined by Razor Resources Inc. Board of Directors.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE

OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE

REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES

THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN

ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL

THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE

COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated November 3, 2005

PROSPECTUS

RAZOR RESOURCES INC.

5,363,000 SHARES

COMMON STOCK

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The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

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The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: November 3, 2005

Summary *

The Offering: *

Summary Financial Information *

Statement of Loss and Deficit *

Risk Factors *

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL. *

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE. *

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL. *

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. *

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS. *

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MAHATTA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION. *

THE MINING AND EXPLORATION INDUSTRY IS HIGHLY COMPETITIVE WITH MANY LARGE AND WELL CAPITALIZED FIRMS. *

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED. *

BECAUSE OUR DIRECTORS OWN 65.26% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS. *

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL. *

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. *

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering. *

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock. *

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK. *

Forward-Looking Statements *

Use Of Proceeds *

Determination Of Offering Price *

Dilution *

Selling Securityholders *

Plan Of Distribution *

Legal Proceedings *

Directors, Executive Officers, Promoters And Control Persons *

Directors: *

Biographical Information *

Term of Office *

Significant Employees *

Security Ownership Of Certain Beneficial Owners And Management *

Description Of Securities *

Common Stock *

Preferred Stock *

Dividend Policy *

Share Purchase Warrants *

Options *

Convertible Securities *

Interests Of Named Experts And Counsel *

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities *

Organization Within Last Five Years *

Description Of Business *

Glossary and Terms *

Description, Location and Access *

Mahatta Claim Mineral Property Acquisition Agreement *

Infrastructure and Condition of the Property *

Mineralization *

Property Geology *

Iron Formation Related Deposits *

Exploration History *

Regional Geophysics and Geochemistry *

Geological Assessment Report: Mahatta Property *

Conclusions *

Proposed Budget *

Compliance with Government Regulation *

Employees *

Research and Development Expenditures *

Subsidiaries *

Patents and Trademarks *

Reports to Security Holders *

Plan Of Operations *

Description Of Property *

Certain Relationships And Related Transactions *

Market For Common Equity And Related Stockholder Matters *

No Public Market for Common Stock *

Stockholders of Our Common Shares *

Rule 144 Shares *

Registration Rights *

Dividends *

Executive Compensation *

Summary Compensation Table *

Stock Option Grants *

Consulting Agreements *

Financial Statements *

Index to Financial Statements: *

Razor Resources Balance Sheet for the Fiscal Years ended April 30, 2005 to 2002. *

Razor Resources Statement of Operations for the Fiscal Years ended April 30, 2005 to 2002. *

Razor Resources Statement of Cash Flow for the Fiscal Years ended April 30, 2005 to 2002. *

Razor Resources Statement of Stockholder's Equity for the Fiscal Years Ended April 30, 2005 to 2002. *

Razor Resources Notes to Financial Statement for the Fiscal Year Ended April 30, 2005. *

Note 1. ORGANIZATION AND NATURE OF BUSINESS *

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES *

NOte 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd) *

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd) *

Note 3. INCOME TAXES *

Note 3. INCOME TAXES (cont'd) *

Note 4. FINANCIAL INSTRUMENTS *

Note 7. PENSION AND EMPLOYMENT LIABILITIES *

Note 8. PURCHASE AND SALE AGREEMENT *

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure *

Part II: Information Not Required In The Prospectus *

Indemnification Of Directors And Officers *

Other Expenses Of Issuance And Distribution *

Recent Sales of Unregistered Securities *

Regulation S Compliance *

Exhibits *

1.0 Articles of Incorporation *

2.0 Bylaws *

3.0 Legal opinion of Erwin and Thompson LLP, with consent to use *

4.0 Mineral Property Purchase Agreement dated April 11, 2005 *

5.0 Consent of Moen & Company, Chartered Accountants *

6.0 Consent of William G. Timmins, professional geologist *

Signatures *

Exhibit 1.0 - Razor Resources Inc. Articles of Incorporation *

Exhibit 2.0 - Razor Resources Bylaws *

Exhibit 3.0 - Legal opinion of Erwin and Thompson LLP, with consent to use *

Exhibit 4.0 - Mahatta Mineral Property Purchase Agreement dated April 11, 2005 *

Exhibit 5.0 - Consent of Moen & Company, Chartered Accountants *

Exhibit 6.0 - Consent of William G. Timmins, professional geologist *

Summary

Prospective investors are urged to read this prospectus in its entirety.

Razor Resources Inc. ("Razor") intends to be in the business of mineral property exploration. Razor is an exploration stage company engaged in the acquisition of mineral claims and exploration of our mineral property.  To date, we have not conducted any exploration on our sole mineral property asset known as the Mahatta property located southwest of Port Alice, British Columbia on Vancouver Island. On April 11, 2005, Razor acquired outright, a 100% interest in the property for a purchase price of $250 consisting of the issuance of 250,000 shares of Razor common stock at a deemed issuance price of $0.001 (based upon the par value of our common stock). Activities to date have consisted solely of the staking of mining claims. Razor did not engage in any other business activities since inception. Seeking out a suitable property was our only business activity since inception, culminating in the acquisition of the Mahatta property on April 11, 2005.

  We have not yet developed our mining property into a producing mine, nor have we earned revenue from our sole property.  Our property does not contain a known commercially viable deposit suitable for mining.  There is no assurance that any commercially viable mineral deposits exist on our property.  Exploration will be required before a final evaluation as to the economic feasibility is determined.  Our plan of operations is to conduct mineral exploration activities on the Mahatta mineral claim in order to assess whether this claim possess commercially viable mineral deposits.  Our exploration program is designed to explore for economically viable mineral deposits, specifically gold and/or copper.

We have had net losses for each of the years ended April 30, 2002 and 2003, 2004, and 2005, and we had an accumulated deficit as of July 31, 2005. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any significant revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

Even if the Company is able to raise the funds required to continue operations, exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Mahatta property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

We will not be raising any funds through this offering. The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. All of the 5,363,000 shares of our common stock available for resale through this offering were acquired from Razor by our selling shareholders through various private placements that were exempt from registration under Regulation S of the Securities Act of 1933. Please refer to the "Selling Securityholders" section for more details regarding the specific transactions.

Our directors and officers are registering for resale all of their shareholdings in Razor through this offering. The table below quantifies the number of shares and acquisition prices for each of the officers and directors:
Security Holdings for Officers, Directors and Beneficial Holders
	Price/ Share	Shares	Total Number Shares Owned
Bing Wong	0.001	2,500,000	2,500,000
	0.001	500,000
	0.100	1,000
Rong Xin Yang			501,000
Drew Simpson	0.001	500,000	500,000
	0.100	21,000
	0.001	250,000
Raymond Wei Ming Xu			271,000

We were incorporated on February 26, 2002 under the laws of the state of Nevada. Our principal offices are located at PO BOX 27581, 650 - 41st Avenue West, Vancouver, British Columbia, Canada V5Z 4M4. Our telephone number is (604)267-0111.

The Offering:

Securities Being Offered Up to 5,363,000 shares of common stock.

Offering Price The selling shareholders will sell our

shares at $0.10 per share until our shares

are quoted on the OTC Bulletin Board, and

thereafter at prevailing market prices or

privately negotiated prices. We

determined this offering price based upon

the price of the last sale of our common

stock to investors.

Our officers and directors, namely Bing Wong, Rong Xin Yang, and Drew Simpson will be conducting their offering of shares at the fixed price of $0.10/share for the duration of the offering and are underwriters of the offering.

Terms of the Offering The selling shareholders will determine when and how they will sell the common

stock offered in this prospectus.

Termination of the Offering The offering will conclude when all of the

5,363,000 shares of common stock have been

sold, the shares no longer need to be

registered to be sold or we decide to

terminate the registration of the

shares.

Securities Issued

And to be Issued 5,363,000 shares of our common stock are

issued and outstanding as of the date of

this prospectus. All of the common stock

to be sold under this prospectus will be

sold by existing shareholders.

Use of Proceeds We will not receive any proceeds from the

sale of the common stock by the selling

shareholders.

Summary Financial Information

July 31, 2005

(Unaudited)

Cash $14,188

Total Assets $17,188

Liabilities $ 1,400

Total Stockholders' Equity $17,188

Statement of Loss and Deficit

From Incorporation on

February 26, 2002 to July 31, 2005

(Unaudited)

Revenue $ 0

Net Loss and Deficit ($25,512)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Mahatta property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Mahatta property. We do not have sufficient funds to cover anticipated administrative and costs and conduct the phase one, two and three exploration programs on the property with an estimated budget of $5,000, $5,000 and $15,000 respectively. Upon completion of our three phase exploration program, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Mahatta property are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Mahatta property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated on February 26, 2002, and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $25,512, as of July 31, 2005. Our cash on hand as of July 31, 2005 (our most recent interim accounting period) is $14,188.00.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Mahatta property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 26, 2002 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Mahatta property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Mahatta property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended April 30, 2005 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Our management does not have any technical training in the field of mineral exploration and is inexperienced in exploration, as well as starting and operating a mine. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm.

Due to the lack of direct training and experience in these areas, our management may not be fully aware of many of the specific requirements related to working within the mining industry.  In addition, we will also have to rely on the expertise and services of qualified personnel for the surveying, exploration, and excavation of our mineral claims.  If we are unable to contract such services at reasonable costs, we may have to suspend or cease operations.  Decisions and choices made by our management due to their inexperience in this industry may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position. While insurance policies could reduce the possibility of an incident resulting in Razor having to cease operations, Razor's limited financial resources could mean that the payment of such insurance premiums would reduce the funds available for exploration activities. In order to preserve limited capital, Razor does not currently have any insurance policies to cover these potential liabilities.

Because we have not allocated any money for reclamation of the mining claim, we may be subject to fines if the mining claim is not restored to its original condition upon termination of our activities.

We have not allocated any funds for reclamation of the mining claim. As such, if we terminate our operations and do not restore the mining claim to its original condition we could be subject to fines under the Health, Safety and Reclamation Code for Mines in British Columbia.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MAHATTA PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Mahatta property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

THE MINING AND EXPLORATION INDUSTRY IS HIGHLY COMPETITIVE WITH MANY LARGE AND WELL CAPITALIZED FIRMS.

We believe that most of our competitors have greater resources than us. We expect to compete with many mining and exploration companies for qualified geological and environmental experts to assist us in our exploration of mining prospects, as well as any other consultants, employees and equipment that we may require in order to conduct our operations. We cannot give any assurances that we will be able to compete without adequate financial resources.

Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a lose of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Mahatta property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 65.26% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 65.26% of the outstanding shares of our common stock. Individual director stockholding and percentage ownership of outstanding common shares is as follows: 1)Bing Wong - 2,500,000 shares representing 46.62%, 2)Rong Xin Yang 501,000 shares representing 9.32%, and 3)Drew Simpson 500,000 shares representing 9.32%. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT and Secretary Rong Xin Yang HAve OTHER BUSINESS INTERESTS, tHEy MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Bing Wong spends approximately 16 hours per week or 40% of his business time providing his services to us. Mr. Rong Xin Yang spends approximately 8 hours per week or 20% of his time providing his services to us. While our officers presently possesses adequate time to attend to our interests, it is possible that the demands on them from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

Because we have limited capital and financial resources, we do not have any full time accounting staff or financial controllers. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm.

We do not have plans to hire any full time accounting staff until the company's capitalization and operations warrants the increased costs.

The Company's successful operations will be highly reliant on the expertise and services of qualified personnel for the handling of all internal financial matters. : If our officers and directors are not able to handle these responsibliities until such time as we are able to contract such services at reasonable costs, we may have to suspend or cease operations.

Because we do not have any written agreements with our officers and directors, there can be no assurance that the company will be able to retain there services going forward, causing our business to fail.

We are dependant upon our officers and directors for their continued services, but we do not have any written agreements with any of our employees.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock to be quoted on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never be quoted on the over the counter bulletin board (OTCBB). We may also encounter difficulties in finding a market maker to handle our common stock. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 100.0% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Upon completion of this offering, our directors and officers may sell all of the shares that they collectively own. This poses a significant potential conflict of interest risk to the new shareholders, acquiring shareholding in Razor through this offering.

If the directors and officers dispose of their entire collective shareholdings in the Company, they may not have similarily aligned interests as the new investors whom acquired their shares through this offering.

Our directors and officers acquired their shareholdings at significantly lower share prices than the share price of this offering.

If the directors and officers sell all of their shareholdings, they will no longer be exposed to the risk of a loss of investment as will the new shareholders whom acquired shares through this offering. If the business were to fail subsequent to the officers and directors having disposed of all of their shareholdings, then it would be the new shareholders that would suffer the financial losses. Our directors and officers acquired all of their shares at $0.001/share. With the exception of Rong Xin Yang, who acquired 1000 of his 501,000 shares at $0.10/share.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act of 1934, and its rules. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. As a result, fewer broker/dealers are willing to make a market in our stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

Our officers and directors, namely Bing Wong, Rong Xin Yang, and Drew Simpson will be conducting their offering of shares at the fixed price of $0.10/share for the duration of the offering and are underwriters of the offering.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The price of the shares of this offering was arbitrarily determined. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

The factors considered in determining the selling price were:
- the lack of a quotation for our shares on any market
- our lack of operating history and lack of earnings
- our existing limited cash resources

The lack of a quotation on any market, our lack of operating history and earnings, and our limited cash resources lead us to arbitrarily determine the price of the shares we are offering at $0.10/share.

The most recent sale to Raymond Wei Ming was a transfer of shares done at a deemed value of the par value of our common stock at $0.001/share.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 5,363,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 3,500,000 shares of our common stock that the selling

shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on March 28, 2002; and

2. 1,250,000 shares of our common stock that the selling

shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on May 28, 2002; and

3. 363,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was

completed on March 15, 2005.

4. 250,000 shares of our common stock that the selling shareholder acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 11, 2005.

Our officers and directors, namely Bing Wong, Rong Xin Yang, and Drew Simpson will be conducting their offering of shares at the fixed price of $0.10/share for the duration of the offering and are underwriters of the offering.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Price Per Share	Shares Owned Prior to this Offering	Total Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Bing Wong 11940 Old Yale Rd. Surrey, BC V3V 3X3	0.001	2,500,000	2,500,000	0	0
Rong Xin Yang 3375 Napier St. Vancouver, BC V5K 2X4	0.001	500,000	500,000	0	0
Drew Simpson 4859 Prince Edward St. Vancouver, BC	0.001	500,000	500,000	0	0
Steve Zivin 6238 172nd St. Surrey, BC V3S 5W2	0.001	250,000	250,000	0	0
Korri Lymme Parrott 6238 172nd St. Surrey, BC V3S 5W2	0.001	250,000	250,000	0	0
Randy White 3287 Highland Blvd. North Van. BC V7R 2X7	0.001	250,000	250,000	0	0
Richard Xiao 849 E.38th Ave. Vancouver, BC V5W 1J2	0.001	250,000	250,000	0	0
Josh Easton Suite 408-1950 Robson Vancouver,BC	0.001	250,000	250,000	0	0
Chun Yan Wang 849 E.38th Ave. Vancouver, BC V5W 1J2	0.1	1,000	1,000	0	0
Zhen Liang Wang 220 E.55th Ave. Vancouver, BC V5X 1M9	0.1	1,000	1,000	0	0
Feng Xiao Lou 220 E.55th Ave. Vancouver, BC V5X 1M9	0.1	1,000	1,000	0	0
Xiao Zhou 5379 Wales Vancouver, BC V5R 3M7	0.1	1,000	1,000	0	0
Istvan Szekely 12328 Industrial Road Surrey, BC V3V 3S3	0.1	1,000	1,000	0	0
Pei Hua Wong 301-9130 Capella Drive Burnaby, BC V3J 7K3	0.1	1,000	1,000	0	0
Angie Hu 780-5900 No. 3 Rd. Richmond, BC V6X 3P7	0.1	1,000	1,000	0	0
Teddy San Mah 311 E. 46th Ave. Vancouver, BC V5W 1Z7	0.1	21,000	21,000	0	0
Fay Ming Wong 305-2533 Penticton St. Vancouver, BC V5M 4T8	0.1	21,000	21,000	0	0
James Lam 123 W.43rd St. Vancouver, BC	0.1	21,000	21,000	0	0
Richard Wong 6521 Bonsor Ave. Appt 2303 Burnaby, BC V5H 4N3	0.1	21,000	21,000	0	0
Cid Ney Chong Wong 301-9130 Capella Dr. Burnaby, BC V3J 7K3	0.1	21,000	21,000	0	0
Manny O Wong 3698 Napier St. Vancouver, BC	0.1	21,000	21,000	0	0
Alvin Yip Fay 1668 E. 34th Ave. Vancouver, BC V5P 1A1	0.1	21,000	21,000	0	0
Oy Hee Mah 2691 McGill St. Vancouver, BC V5K 1H2	0.1	21,000	21,000	0	0
Blair Staiuk 11085 Canyon Crescent Delta, BC	0.1	21,000	21,000	0	0
Gen Lin Wu 4782 Inverness St. Vancouver, BC V5V 4X6	0.1	1,000	1,000	0	0
Henry Ho 2460 Ancaster Ave. Vancouver, BC V5P 2N7	0.1	21,000	21,000	0	0
Fay Au Yeung 111-7750-128th St. Surrey, Bc V3W 0R6	0.1	21,000	21,000	0	0
Rong Xin Yang 3375 Napier St. Vancouver, BC V5K 2X4	0.1	1,000	1,000	0	0
Marnie Akings 2222 St. Johns Street Port Moody, BC	0.1	25,000	25,000	0	0
Shao You Xiang 145-3-406 Yanjiang Ave. Yichang City, Hubei, China 443000	0.1	25,000	25,000	0	0
Chen Ming 2-403 No.51 Building, Phosphate Plant Fulin Group, Yichang, China 443002	0.1	25,000	25,000	0	0
Fred Marla 135 Springfield Drive Aldergrove, BC V4W 3K8	0.1	1,000	1,000	0	0
Ken Wong 606 Powell St. Vancouver, BC V6A 1H4	0.1	1,000	1,000	0	0
Li Shao Juan Admin. Office of Finance Bureau of Xiantao City, Hubei, China 433000	0.1	25,000	25,000	0	0
Raymond Wei Ming Xu 3216 Oak Street Vancouver, BC	0.1	21,000	21,000	0	0
Raymond Wei Ming Xu 3216 Oak Street Vancouver, BC	0.001	250,000	250,000	0	0

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,363,000 shares of common stock outstanding on the date of this prospectus.

Bing Wong, Rong Xin Yang, and Drew Simpson are all directors of Razor. Bing Wong is also the President and Rong Xin Yang holds office as Secretary of Razor. Raymond Wei Ming Xu acquired his shares as payment for his 100% interest in the Mahatta property. Otherwise, none of the selling shareholders:

(1) has had a material relationship with us other than as a

shareholder at any time within the past three years; or

  has ever been one of our officers or directors; or
  has ever had a family relationship with one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $7,000. For greater detail regarding why the Company is bearing the costs relating to the registration of the common stock, please refer to "Plan of Operations". The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  Such sales may be private transactions whereby they sell our stock to individuals or groups or in transactions conducted through the facilities of a stock exchange or quotation system, if such a quotation or listing occurs.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. If our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus, upon the filing of a post effective amendment.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Regulation M deems it unlawful for us, a selling security holder or any other distribution participant to bid for, purchase, or attempt to induce any person to bid for or purchase, our shares of common stock during the period beginning on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution.  In order to ensure compliance with this regulation, we will advise each selling security holder of the regulation and advise our transfer agent not to process any share transfers during the restricted period.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission,

which:

* contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

* contains a brief, clear, narrative description of a dealer market,

including "bid" and "ask" prices for penny stocks and the

significance of the spread between the bid and ask price;

* contains a toll-free telephone number for inquiries on

disciplinary actions;

* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

* contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

* with bid and offer quotations for the penny stock;

* details of the compensation of the broker-dealer and its

salesperson in the transaction;

* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1 East Liberty Street, Suite 424, Reno, Nevada 89504.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director Age

Bing Wong 71
Rong Xin Yang 35
Drew Simpson 55

Executive Officers:

Name of Officer Age Office

--------------------- ----- -------

Bing Wong 71 President

Rong Xin Yang 35 Principal Financial

Officer and Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Bing Wong has acted as our president, chief executive officer, secretary, treasurer and a director since our incorporation on February 26, 2002. Mr. Wong has been a self-employed businessman since 1952, with widely diversified operating experience from real estate development, grocery stores, hotels, liquor stores, and the restaurant industry. Mr. Wong currently serves as an officer and director in the following private companies:

  Beta Enterprises Ltd.
  Bing's Enterprises Ltd.
  Wong Bros. Construction Co. Ltd.
  Versailles Steak and Lobster House (1983) Ltd.

Mr. Rong Xin Yang has acted as our principal financial officer, secretary and a director since our incorporation February 26, 2002. He graduated from the University of WLLY in 1991 with a Bachelor of Computer Science. Since 1991, he has worked in computer systems service positions in a diverse range of industries including high-technology and fashion. Then in May of 1998 he founded Sunnywell Technology Inc. and continues to act as the president and owner of Sunnywell.

Mr. Drew Simpson has acted as a director since our incorporation February 26, 2002. Mr. Simpson has been working as a consultant within the gold mining industry since 1996. He has wide ranging practical field experience, from gold extraction, recover, and storage to mine site management and camp setup. Mr. Simpson is currently working as a consultant to two companies in the gold mining industry:

  Coast Explorations Ltd. - 1996 to present
  Mirador Mining Ltd. - 1997 to present

Mr. Simpson has consulted with Coast Explorations in developing and managing their alluvial extraction Atlin, BC property. He also works with Mirador Mining on their alluvial extraction gold property located in Zimbabwe.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Amount of

Title of Name and address beneficial Percent

Class of beneficial owner ownership of class

Common Bing Wong 2,500,000 46.62%

Stock President and Director

11940 Old Yale Rd.

Surrey, BC V3V 3X3

Common Rong Xin Yang 501,000 9.32%

Stock Principle Financial Officer,

Secretary and Director

3375 Napier St.

Vancouver, BC V5K 2X4

Common Drew Simpson 500,000 9.32%

Stock Director

4859 Prince Edward St.

Vancouver, BC

Common Raymond Wei Ming Xu 271,000 5.05%

Stock Beneficial Owner of 5% or more

3216 Oak Street

Vancouver, BC

Common All officers, directors, and 3,772,000 70.33%

Stock beneficial owners as a group

that consists of four people

The percent of class is based on 5,363,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock with par value of $0.001.

Common Stock

As of November 3, 2005 , there were 5,363,000 shares of our common stock issued and outstanding held by 34 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized capital stock of 5,000,000 shares of preferred stock with par value of $0.001.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Erwin and Thompson LLP, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moen and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on February 26, 2002 under the laws of the state of Nevada. On that date, Bing Wong, Rong Xin Yang, and Drew Simpson were appointed as our directors. As well, Mr. Wong was appointed as our president and Mr. Yang was appointed as our secretary.

Description Of Business

In General

Razor Resources Inc. ("Razor") intends to be in the business of mineral property exploration. Razor is an exploration stage company engaged in the acquisition of mineral claims and exploration of our mineral property.  To date, we have not conducted any exploration on our sole mineral property asset known as the Mahatta property located southwest of Port Alice, British Columbia on Vancouver Island. On April 11, 2005, Razor acquired outright, a 100% interest in the property for a purchase price of $250 consisting of the issuance of 250,000 shares of Razor common stock at a deemed issuance price of $0.001 (based upon the par value of our common stock). Activities to date have consisted solely of the staking of mining claims.  Razor did not engage in any other business activities since inception. Seeking out a suitable property was our only business activity since inception, culminating in the acquisition of the Mahatta property on April 11, 2005.

We have not yet developed our mining property into a producing mine, nor have we earned revenue from our sole property.  Our property does not contain a known commercially viable deposit suitable for mining.  There is no assurance that any commercially viable mineral deposits exist on our property.  Exploration will be required before a final evaluation as to the economic feasibility is determined.  Our plan of operations is to conduct mineral exploration activities on the Mahatta mineral claim in order to assess whether this claim possess commercially viable mineral deposits.  Our exploration program is designed to explore for economically viable mineral deposits, specifically gold and/or copper.

Our plan of operation is to conduct exploration work on the Mahatta property in order to ascertain whether it possesses economic quantities of gold and or copper. Due to our limited capital and corporate resources we plan to concentrate our exploration efforts on the Mahatta property. At this time we have no further plans beyond exploring the potential of the Mahatta property. There can be no assurance that economic mineral deposits or reserves exist on the Mahatta property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

We must explore for and find mineralized material and determine if it is economically feasible to remove the mineral reserves.  Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material.  We do not claim to have any minerals or reserves whatsoever at this time on our only property.

We have had net losses for each of the years ended April 30, 2002 and 2003, 2004, and 2005, and we had an accumulated deficit as of July 31, 2005. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any significant revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

Even if we complete our proposed exploration programs on the Mahatta property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

At this stage, it would be impossible for us to determine with any degree of certainty an estimate for the future costs of exploration required to determine the potential for an economic mineral deposit. Firstly we must conduct our three phase exploration program in order to determine if our Mahatta property will even warrant the further drilling and engineering studies required to determine any possible commercial viability. In is crucial to be clear that our currently planned three phase exploration program is an early stage preliminary investigation to discover any mineralization on our Mahatta property.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Mahatta Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Mahatta claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Mahatta property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

We were incorporated on February 26, 2002 under the laws of the state of Nevada. Our principal offices are located at PO BOX 27581, 650 - 41st Avenue West, Vancouver, British Columbia, Canada V5Z 4M4. Our telephone number is (604)267-0111.

The following information is provided in compliance with "Guide 7 of Industry Guides Under the Securities Act and the Exchange Act" for issuers engaged or to be engaged in significant mining operations.

Glossary and Terms

The following are the definitions of some of the highly technical and geological terms which follow below.

Andesite: A type of rock that typically formed through the relatively rapid crystallization of a lava. Andesite was named after the Andes Mountains of South America.

Assay: A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

Basalt: A type of rock composed chiefly of calcic plagioclase and clinopyroxene, although nepheline, olivine, orthopyroxene, or quartz may be present.  Basalt is the fine-grained equivalent of gabbro.  Basalts typically have low viscosity and therefore occur in lava flows.

Breccia/Brecciation: A rock type, formed from recrystallised fragments of other rocks.

Chalcopyrite: the main copper sulphide mineral that is the source for most copper in the world from mines.

  Chemistry: CuFeS2, Copper Iron Sulfide
  Class: Sulfides
  Group: Chalcopyrite
  Uses: Major ore of copper

Clast: Rock fragments formed in a sequence of sedimentary rocks.

Clastic Sediments: rocks derived from active sedimentary processes ie rivers eroding prior rocks and depositing the material as snad or cobbles or silt.

Copper molybdenum: description of the deposit by the minerals contained within it.

Cordillera: geological name for the whole expanse of the Rocky Mountains including the Coastal Ranges from Alaska through Canada and down to the Mexican border.

Deposit: Mineral deposit models are important in exploration planning and quantitative resource assessments for two reasons: (1) grades and tonnages among deposit types are significantly different, and (2) many typs occur in different geologic settings that can be identified from geologic maps. Mineral deposit models are the keystone in combining the diverse geoscience information on geology, mineral ocurrences, geophysics, and geochemistry used in resource assessments and mineral exploration.

Development: Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

Diamond Drill: A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Diorite: An intrusive igneous rock.

Exploration: Work involved in searching for ore, usually by drilling or driving a drift.

Gabbro:  A coarse-grained, dark, igneous rock.

Geodiscal Nature: intricacies in the geological structure of the earth; variances in size and shape of the structure of the earth.

Geophysical Survey: Indirect methods of investigating the subsurface geology using the applications of physics including electric, gravimetric, magnetic, electromagnetic, seismic, and radiometric principles.

Grade: The average assay of a ton of ore, reflecting metal content.

Insular: geological term that refers to the rocks in the area of Vancouver Island.

Intrusion: Magma (and the rock it forms) that has pused into pre-existing rock; intrusive -adj.

Magnetic Flexure: a visible warping of the plotted measured earth magnetic field.

Mineralization: The presence of economic minerals in a specific area or geological formation.

Outcrops: an occurrence of rocks, fixed to the earth.

Paleozoic: a commonly known geological age classification that ranges from 543 million years to 248 million years ago.

Putter Club Shape Magnetic High: the earth magnetic field as measured here is of a higher magnitude than the surrounding area and the outline of it resembles a common golf club called the putter.

Reclamation: The restoration of a site after mining or exploration activity is completed.

Reserves: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Rhyodacite: an extrusive volcanic rock intermediate in composition between dacite and rhyolite. It is the extrusive equivalent of ganodiorite. Rhyodacite is a high silica rock and often exists as explosive pyroclastic volcanic deposits.

Sediment: Any solid material that has settled out of a state of suspension in liquid.

Sicker Group: a formation name that contains volcanic and sedimentary units ranging from Middle Devonian (417 million years to 354 million years ago) to Early Permian (290 million years to 248 million years ago) age.

Silica or silicon dioxide: chemical compound, Si02. It is insoluble in water, slightly soluble in alkalies, and soluble in dilue hydrofluoric acid. Pure silica is colorless to white. It occurs in several forms and is widely and abundantly distributed throughout the earth, both in the pure state and in silicates, e.g., in quartz (agate, amethyst, chalcedony, flint, jasper, onyx, and rock crystal), opal, sand, sandstone, clay, granite, and many other rocks; in skeletal parts of various protists and animals.

Skarn: Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite formation.

Syncline: geological term for a fold in the rocks of the Earth's crust in which the layers or beds dip inwards, thus forming a trough-like structure with a sag in the middle. The opposite structure, with the beds arching upwards, is an anticline.

Triassic: the earliest of the three geologic periods comprised in the Mesozoic era.

Tertiary: the earlier of the two geologic periods in the Cenozoic era

Tuff: A general term for consolidated rocks made of material ejected from volcanic explosions.

Vein: A mineralized zone having a more or less regular development in length, width and depth which clearly separates it from neighboring rock.

Volcanic: Describing the action or process of magma and gases rising to the crust and being extruded onto the surface and into the atmosphere; also applies to the resulting igneous rocks that cool on the surface of the Earth, including beneath water, which typically have small crystals due to the rapidity of cooling.

Volcanism and volcanic rocks: rocks and sediments produced by volcanic processes; Lava flows: type of flow depends on viscosity which is related to silica content. Sample volcanic flow rock names in order of increasing silica and increasing explosiveness: basalt, dacite, latite, and rhyolite.

Wrangallia geologic province: geological term that refers to the rocks mostly to the west of the Frazer river and extends from Alaska to California and is mostly related to the Coastal Ranges in position.

Description, Location and Access

The claim is located southwest of Port Alice, Briitsh Columbia on Vancouver Island. Access is provided to the claims off the main Port Alice to Mahatta logging road and via the logging roads and access trails off the main Mahttaa Creek Road. The property is accessible 16 kilometers up the Mahatta Creek logging road from Mahatta Camp on Quatsino Sound. Roads are logging roads that are in relatively new condition, although not actively in use now, they were in use last summer. All roads are gravel to the main highway approximately 30 - 40 kilometers away. Four wheel drive access is only needed around the actual property area but not required for gaining access. We will be able to access the property year round, with no weather restrictions. The Mahatta claim is centered on longitude 127" 40'W and latitude 50" 26' N. Please see Figures 1 and 2 below for Mahatta Property location.

Figure 2

The claims lie south of the old Island Copper Mine leases and south-southwest of the Yreka mine on Neroutsos Inlet. The Island Copper mine site has had final reclamation completed. The open pit was flooded in May 1996 and reclamation work continued for two years. A saw mill and lumber kiln, utilizing mine buildings and facilities, are being established at the mine site.

Permitting for initial exploration work has already been obtained. Razor has acquired outright, a 100% interest in the property for the issuance of 250,000 common shares of Razor at a deemed issuance price of $0.001 per share (based upon the par value of our common stock). The entire Property consists of 1 unpatented mineral claim, consisting of 24 units staked and recorded online as per the new British Columbia Regulations. If a mining claim is "unpatented", it means that the owner must complete exploration work on the property in order to keep it in good standing. The parameters delineating the interests Razor Resources Corp. is found below and the claims are displayed on Figure 3.

Table 1. Razor Resources Corp.Claims
Claim Name	Units	Tenure Record #	Expiry Date (MM/YY)	Map Sheet
MAHATTA	24	510120	April 03/06	MO92L05E

TOTAL	24	UNITS		1223 acres

In British Columbia, each unit's size may vary with the geodiscal nature of the province and consist of approximately 20 hectares

All claims staked in British Columbia require $1.62 per acre worth of assessment work to be undertaken in Year 1 through 3, followed by $3.24 per acre per year thereafter. There are no known environmental concerns or parks designated for any area contained within the claims and logging operations have been very active in the recent past. Klaskino Inlet is used extensively for recreational pursuits however it has no official designation. Klaskino Inlet is in the immediate vicinity of the Mahatta property.  As the government has permitted extensive logging operations in the area of the Mahatta property and in the Klaskino Inlet region, we do not expect nearby recreational pursuits to impact our operations.  In fact, public access to the area is by logging road only. The property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.

The area of the Mahatta claim is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Port Alice, Port MacNeil or Port Hardy. All these population centres totalling almost 20,000 people are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are located in Campbell River on the island or in Vancouver.

The topography and relief is fairly rugged extending from 200 metres to over 700 metres in elevation. The forested slopes are actively being logged with some areas of re-growth typical of this area British Columbia. There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas. Undergrowth brush is typical with salal, devil's club and assorted berry bushes. Climate is also typical of the upper Vancouver Island area and is such that the lower and middle elevations will be workable year round with little difficulty. Higher ground may require snow machines or similar track mounted vehicles. The most snow occurs in late January. All the major river drainages flow year round as do many subsidiary creeks.

Mahatta Claim Mineral Property Acquisition Agreement

On April 11, 2005, we entered into an agreement with RAYMOND WEI MING Xu of Vancouver, British Columbia, whereby he sold us the 100% undivided right, title and interest in and to the Mahatta claim for a payment price of 250,000 shares of Razor Resources common stock at a deemed issue price of $0.001 per share (based upon the par value of our common stock). Please refer to "Exhibit 4.0" for further details regarding the Mahatta Property acquisition.

Infrastructure and Condition of the Property

The Mahatta claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Mahatta claim.

The area of the Mahatta claim is an active logging region with plenty of heavy equipment and operators available for hire. Most live in Port Alice, Port MacNeil or Port Hardy. All these population centres totalling almost 20,000 people are within a one hour drive of the project and provide all amenities including police, hospitals, groceries, fuel, helicopter services, hardware and other necessary items. Drilling companies and assay facilities are located in Campbell River on the island or in Vancouver.

All claims staked in British Columbia require $1.62 per acre worth of assessment work to be undertaken in Year 1 through 3, followed by $3.24 per acre per year thereafter. There are no known environmental concerns or parks designated for any area contained within the claims and logging operations have been very active in the recent past. Klaskino Inlet is used extensively for recreational pursuits however it has no official designation. The property has no encumbrances. As advanced exploration proceeds there may be bonding requirements for reclamation.

Mineralization

This area is part of the Insular belt of the Cordillera of volcanics, crystalline rocks and minor sediments of the geological province of Wrangallia and represents its western most portion. This terrain is the trailing edge of the Wrangallia geologic province as it was being rafted on to the North American Craton.

The eastern portion of Vancouver Island is underlain by the Palaeozoic Sicker Group sediments and Upper Triassic basalts with minor carbonates and clastic sediments, which in turn are overlain by the Lower Jurassic Bonanza Group of andesitic to rhyodacitic volcanic flows, tuffs and breccias. This later unit which underlies the subject property of this report has been intruded by the Early -Middle Jurassic Island Plutonic Suite (grandoiorite - monzonite - diorite) which is coeval or late stage part of the volcanic island are sequence.

In the area of the inlet an inlier of the Parson Bay Formation Calcareous sediments form a geographical high to the north of the inlet.

Three types of deposits are associated with these rock units and the indicated geological environment underlying the claim group. A intrusive into the overlying Bonanza Volcanics, copper molybdenum deposit as mined to the north at the Island Copper Mine, a volcanic belt related oxide sulphide phase iron formation gold zone and a skarnified precious metal - base metal contact zone, all have elements of their host geology present on the property.

Property Geology

The Mahatta property has been covered by the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources. As part of the national geological coverage, the Geological Survey of Canada has taken stream and till samples for geochemical testing and completed airborne magnetometer surveys over the area of the Mahatta property. These data from the gochemical results and airborne mapping are then published in reports available through the Geological Survey of Canada. The Geological Survey of Canada is a part of the Earth Sciences Sector of Natural Resources Canada.

The geology of the area of the property is based on preliminary identification of some outcrops and interpreting the regional mapping completed by the government as it relates to the claim areas. Road cuts investigated by the author displayed outcrops of intrusives in contact with volcanics. The Summary Report 2005 Regional Geology (Figure 3), based upon the data available through the published reports of the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resourcs, is shown below (Figure 3).

LEGEND
Bonanza Volcanic Rocks BV
Triassic Volcanics uT
Quatsino Limestone Qls
Parson Bay Calcareous Sediments uTrVP
Jurassic Plutonic Rocks I
Quaternary Q
Showings
N
Figure 3
Metres
0 4000 8000
Razor Resources Inc.
MAHATTA CLAIM
2005
Regional Geology
Drawn By: L. Stephenson
Date: March 2005
Scale : See Below
Qls
BV
uT
Q
I
uTrVP
Claim

10 15

Figure 3

On the property the sediments of the Parson Bay Formation (Vancouver Group) form a west plunging syncline surrounded by basaltic and andesitic flows of the Karmutsen Formation (also Vancouver Group). At the nose of the fold two small sections of calcareous sediments of limited extent have been altered to skarn by a nearby diorite intrusion. The skarn contains small pods of pyrite and chalcopyrite. Minor chalcopyrite and pyrite occur in quartz veins. Assessment Report 2652 also reports weak disseminated and fracture controlled chalcopyrite and pyrite in diorite and Bonanza Group sediments.

Exploration History

The Mahatta zone was first discovered in the 1960's. The area of the claim has had one showing reported that was discovered in the 1960's (Minfile 092L176). The area has been surveyed by government airborne magnetic survey, regional government mapping parties have detailed the area and a government regional geochem survey has been completed over the staked claims.

Regional Geophysics and Geochemistry

The Mahatta property has been covered by the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources. As part of the national geological coverage, the Geological Survey of Canada has taken stream and till samples for geochemical testing and completed airborne magnetometer surveys over the area of the Mahatta property. These data from the geochemical results and airborne mapping are then published in reports available through the Geological Survey of Canada. The Geological Survey of Canada is a part of the Earth Sciences Sector of Natural Resources Canada.

Regional government stream sediment and till sampling geochemical surveying was completed which identifies the Property as an area of anomalous base metal and indicator values. It should be noted that anomalous values, correlate with the magnetic flexure associated with the property identified from the 1972 government airborne geophysical survey.

National geochemical reconnaissance surveys completed by the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources on stream sediment samples and till samples have published values in Cu, As and Au for the drainages and the tills in the vicinity of the Property (Figures 4). As well minor zinc values in the area are also noted for both survey type samples and mercury is anomalous in the stream sediment sample.

The Summary Report 2005 Regional Geophysics (Figure 4), based upon the data available through the published reports of the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources, is shown below.

Figure 4

The sample density is of such a scale that it is a positive indication only and not a definitive indicator. Samples from further down would be required in order to determine if there are any more definitive indications.

The area of the claims has been covered by a Geological Survey of Canada airborne magnetometer survy (Figure 5), which highlighted certain, highly anomalous magnetic features associated with the property. The Summary Report 2005 Regional Geochem (Figure 5), based upon the data available through the published reports of the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources, is shown below.

Figure 5

The immediate area of the claims is located on the east end of a putter club shape magnetic high associated with a structural break in the geophysical signature.

Geological Assessment Report: Mahatta Property

We commissioned Mr. William G. Timmins to prepare a geological report on the Mahatta property. Mr. Timmins is a graduate of the Provincial Institute of Mining, Haileybury Ontario (1956) and attended Michigan Technological University 1962 - 1965, Geology, and was licensed by the Professional Engineers Association of B.C. (geological discipline) in 1969 and has practiced his profession as a geologist for over 39 years. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration.

Competitive Environment

The mineral mining industry is fragmented.  We compete with other exploration companies looking for mineral deposits.  We are an infinitely small participant in the mineral mining market.  However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from the Mahatta Property.

We hold no material patents, licenses, franchises or concessions.

Conclusions

Mr. Timmins recommends a three phase exploration program to further delineate the mineralized system currently recognized on the Mahatta Claim. Mr. Timmins was commissioned on or about November 15, 2004 to prepare a geology report on our Mahatta claim. This included the full Geology Report on Mahatta Claim. This did not include the Summary Report 2005 for each of the Regional Geology (Figure 3), Reginoal Geophysics (Figure 4), and Regional GeoChem (Figure 5) the mpas as presented above in the Property Geology and Regional Geophysics and Geochemistry section. These Figures are maps that are based upon the data available through the published reports of the Geological Survey of Canada and the British Columbia Ministry of Energy Mines and Petroleum Resources.

As part of the agreement to acquire the Mahatta property, the vendor of the property agreed to cover the cost of Mr Timmins report as it was an immaterial sum of monies.

Razor intends to use Mr. Timmins as our consulting geologist; however, we do not have a written agreement to secure Mr. Timmins services.

The program would consist of air photo interpretation of the structures, geological review, both regionally and detailed on the area of the main showings followed with geological mapping and geophysical surveying using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional survey. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

The geochemical portion of the initial phase program will consist of our consulting geologist, Mr. Timmins, and his assistant gathering chip samples and grab samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metals such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

The assay chemical tests will then be performed on all samples of ores or minerals from each of the three phases to determine the amount of valuable metals contained.

The effort of this exploration work is to define and enable interpretation of a follow-up diamond drill program, so that the known mineralization and the whole property can be thoroughly evaluated with the most up to date exploration techniques.

The following initial three phase exploration program has been estimated by Mr. Timmins to cost $25,000. We believe this to be a reasonable estimate based upon Mr. Timmins expertise and his 39 years of experience in the field of geology. However, there can be no assurances made that we will be able to contract the required services to conduct the three phases of this program at the budgeted rates. To partially mitigate for this risk, Mr. Timmins has budgeted $2000 in contingencies out of the $25,000 total three phase budget.

Proposed Budget

Approximate costs for the recommended three phase program are as follows:

Budget - Phase I

1. Senior Geologist 4 days @ $500/day $2,000

2. Geological technician 4 days @ $250/day $1,000

3. Equipment rental 1 4 wheeldrive vehicle @$85/day $ 340

Fuel, Food, Field Supplies $ 800

Assays 15 @ $20 each $ 300

Report $ 500

Filing Fees $ 60

Subtotal $5,000

Budget - Phase II

    Follow-up Geochem and Detailed Geology sampling $3,000
    Assays 75 @ $20 per assay $1,500
    Contingency $500

    Subtotal $5,000

    Budget - Phase III

    Follow-up trenching and Geology mapping, sampling $7,000
    Assays 150 @ $20 per assay $3,000
    Reporting and Supervision $3,500
    Contingency $1,500

Subtotal $15,000

GRAND TOTAL EXPLORATION COSTS - Phase I, II & III $25,000

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Mahatta claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

The estimated reclamation and environmental mediation costs associated with our initial three phase exploration program is less than $1000.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

- Water discharge will have to meet water standards;

- Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

- Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

- There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two officers. At this time, we do not have any employee agreements with the executive officers or directors of the Company.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

We have had net losses for each of the years ended April 30, 2002 and 2003, 2004, and 2005, and we had an accumulated deficit as of July 31, 2005. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we do not expect to generate any significant revenues for the foreseeable future, our ability to continue as a going concern depends, in large part, on our ability to raise additional capital through equity financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one, two and three exploration programs on the Mahatta property. We anticipate that the cost of these programs will be approximately $25,000. We anticipate commencing the phase one program in the fall of 2005 and completing it within one month of commencement. We anticipate commencing the phase two program in the fall of 2005 and completing it within one month of commencement. We anticipate commencing the phase three program in the late fall of 2005 and completing it within 3 months of commencement. We have not retained a geologist to conduct this exploration work.

In the next 12 months, we also anticipate spending an additional $40,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $65,000. We therefore do not have the cash on hand sufficient to fund total anticipated operational costs for the next 12 months.

In order to establish access to more significant capital and in an effort to develop a secondary market for our common shares Razor will bear all of the costs of this offering and registering our common shares for resale by our current shareholders.

We will require additional funding in order to cover total expenditures over the next 12 months and to proceed with any additional recommended exploration work on the property if warranted by the results of our current three phase exploration program. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund any shortfalls in working capital and exploration expenses. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Mahatta Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

The success of Razor Resources is critically dependent upon finding mineralized material.  If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.  Mineralized material or deposit is a mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s).  Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, tonnage, grade, price, recoveries costs and other factors, concludes economic feasibility.

We do not claim to have any minerals or reserves whatsoever at this time on our only property.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty.  Ungranted minerals are commonly known as Crown minerals.  Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located.  In the case of the Company's property, that is the province of British Columbia.  In the 19th century the practice of reserving the minerals from fee simple Crown grants was established.  Legislation now ensures that minerals are reserved from Crown land dispositions.  The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants.  Most privately held mineral titles are acquired directly from the Crown.  The Company's Mahatta Property is an example of such an acquisition.  Accordingly, fee simple title to the Company's Property resides with the Crown.  The Company's claim is a mining lease issued pursuant to the British Columbia Mineral Act.  The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

According to the Mineral Tenure Act of British Columbia, a mineral claim may be held for one year and thereafter from year to year.  In order to maintain a mineral lease the holder of the lease must, on or before the anniversary date, spend CAN$100, or approximately $84 USD, each year per unit leased during the first three 1 year terms; and CAN$200, or approximately $168 USD, each year per unit for subsequent 1 year terms.  The required expenditure can be in the form of expenditures on exploration or can be in the form of a direct payment to the Province of British Columbia.  If in any year, the required exploration work expenditure is not completed and filed with the Province prior to the lease expiry date, or if a payment is not made to the Province of British Columbia in lieu of the required work prior to the lease expiry date, the mineral claims will lapse.  A maximum of ten years of work credit may be filed on a claim.

Razor's Mahatta Property is one mineral lease each consisting of 24 units.  The Mahatta lease expires on April 3, 2006.  The extension of the lease for another 1 year period therefore requires an expenditure of CAN$2400 or approximately $2016 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia. After 3 years, the required expenditure will be CAN$4800 or $4032 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia.

Results Of Operations For The Period From Inception Through July 31, 2005

We have not earned any revenues from our incorporation on February 26, 2002 to April 30, 2005. During the three month period ending July 31, 2005 we earned $3000 in consulting revenues, through providing some analysis on an adjacent mining claim for Sekoya Holdings Ltd., this was a one time arrangement and we do not anticipate a material recurrence of this source of revenues.

We do not anticipate earning revenues unless we enter into commercial production on the Mahatta property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $14,197 for the period from our inception on February 26, 2002 to April 30, 2005. These operating expenses were comprised of $574 in filing fees, $6,120 in audit fees, $6,750 in management fees, $353 in bank maintenance and service charges, $150 in registered fees and $250 in mineral property costs. The management fees of $6,750 since inception relate to costs associated with this filing and sporadically incurred general administrative functions on a contracted as needed basis.

We incurred operating expenses in the amount of $14,315 for the three month period ending July 31, 2005. These operating expenses were comprised of $165 in filing fees, $12,000 in professional fees, $1,000 in management fees, $150 in bank maintenance and services charges, and $1,000 in facilities costs. The facilities costs are for our monthly lease of a full service outsourced office facility which included reception service, photocopier, and sufficient space for our 12 month plan of operations. The professional fees included expenses related to this filing and accounting fees.

We have not paid any management fees to any of our directors or officers to date. This includes the entire time from inception, to both our fiscal year ended April 30, 2005 and our interim period to July 31, 2005.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

On April 11, 2005, we entered into an agreement with Raymond Wei Ming Xu of Vancouver, British Columbia, whereby he sold us the 100% undivided right, title and interest in and to the Mahatta claim for a payment price of 250,000 shares of Razor Resources common stock at a deemed issue price of $0.001 per share (based upon the par value of our common stock). The closing date of the agreement was April 12, 2005.Please refer to "Exhibit 4.0" for the attached Mahatta Property Purchase and Sale Agreement and any addition details regarding the terms of the property agreement.

As part of the agreement to acquire the Mahatta property, the vendor of the property agreed to cover the cost of preparing the report by Mr. Timmins.

The entire Property is 1223 acres, consists of 1 unpatented mineral claim, consisting of 24 units staked and recorded online as per the new British Columbia Regulations, with "Tenure" 510120. The Tenure number is the number assigned by the British Columbia Government to the claim once it has been staked and recorded in the correct way to secure the mineral rights for the entity staking and recording the claim.

Mineral claims in British Columbia are "unpatented", meaning that the owner must complete exploration work on the property in order to keep it in good standing. According to the Mineral Tenure Act of British Columbia, a mineral claim may be held for one year and thereafter from year to year.  In order to maintain a mineral lease in good standing, the holder of the lease must, on or before the anniversary date, spend CAN$100, or approximately $84 USD, each year per unit leased during the first three 1 year terms; and CAN$200, or approximately $168 USD, each year per unit for subsequent 1 year terms.  The required expenditure can be in the form of expenditures on exploration or can be in the form of a direct payment to the Province of British Columbia.  If in any year, the required exploration work expenditure is not completed and filed with the Province prior to the lease expiry date, or if a payment is not made to the Province of British Columbia in lieu of the required work prior to the lease expiry date, the mineral claims will lapse.  A maximum of ten years of work credit may be filed on a claim.

Razor's Mahatta Property is one mineral lease each consisting of 24 units.  The Mahatta lease expires on April 3, 2006.  The extension of the lease for another 1 year period therefore requires an expenditure of CAN$2400 or approximately $2016 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Colubmia. After 3 years, the required expenditure will be CAN$4800 or $4032 USD for exploration work, plus a payment of a recodring fee for each claim, or a direct payment of the same amount to the Province of British Columbia. (for a more detailed discussion please refer to "Plan of Operations" above).

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;

* Any person proposed as a nominee for election as a director;

* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our

outstanding shares of common stock;

* Any member of the immediate family of any of the foregoing persons.

Since Raymond Wei Ming Xu was an arms-length party at the time of the Mahatta Property Purchase and Sale Agreement, the transaction terms were not subject to any related party biases. In this manner the terms were as fair and equitable as could have been achieved with another unrelated third party.

As part of the agreement to acquire the Mahatta property, the vendor of the property agreed to cover the cost of preparing the report by Mr. Timmins.

Please refer to "Exhibit 4.0" for the attached Mahatta Property Purchase and Sale Agreement and any addition details regarding the terms of the property agreement.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 34 registered shareholders.

Rule 144 Shares

A total of 5,363,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 53,630 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on

Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,772,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total

liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 15, 2002 to April 30, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

Other Restricted Options/ LTIP Other

Stock SARs payouts Comp

Name Title Year Salary Bonus Comp. Awarded (#) ($)

_______________________________________________________________________

Bing Pres. 2005 $0 0 0 0 0 0

Wong Dir.

_______________________________________________________________________

Rong Sec. 2005 $0 0 0 0 0 0

Xin Dir.

Yang

_______________________________________________________________________

Drew Dir. 2005 $0 0 0 0 0 0

Simpson

_______________________________________________________________________

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Wong, Mr. Yang, or Mr. Simpson. We do not pay them any amount for acting as directors.

Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending April 30, 2005, and unaudited interim financial statements for the three month period ending July 31, 2005 including:

a. Report of Independent Registered Public Accounting Firm;

b. Balance Sheet;

c. Statement of Operations;

d. Statement of Cash Flows;

e. Statement of Stockholders' Equity;

f. Statement of Retained Earnings (Deficit); and

g. Notes to the Financial Statements

MOEN AND COMPANY CHARTERED ACCOUNTANTS

Member:

Canadian Institute of Chartered Accountants

Institute of Chartered Accountants of British Columbia

Institute of Management Accountants (USA) (From 1965)

Registered with:

Public Company Accounting Oversight Board (USA) (PCAOB)

Canadian Public Accountability Board (CPAB)

Canada - British Columbia Public Practice Licence

Securities Commission Building

PO Box 10129, Pacific Centre

Suite 1400 - 701 West Georgia Street

Vancouver, British Columbia

Canada V7Y 1C6

Telephone: (604) 662-8899

Fax: (604) 662-8809

Email: moenca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Razor Resources Inc. (A Nevada Company) (An Exploration Stage Enterprise)

We have audited the accompanying balance sheets of Razor Resources Inc. (A Nevada Company) (An Exploration Stage Enterprise) as of April 30, 2002, 2003, 2004, 2005 and the related statements of operations, retained earnings (deficit), cash flows and changes in stockholders' equity (deficit) for the years ended April 30, 2002, 2003 2004, 2005 and accumulated for the period from date of inception on February 15, 2002 to APril 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Razor Resources Inc. (A Nevada Company) (An Exploration Stage Enterprise) as of April 30, 2002, 2003, 2004, 2005 and the results of its operations and its cash flows for period from the date of inception of February 15, 2002 to April 30, 2002, and for the years ended April 30, 2003, April 30, 2004, and April 30, 2005 and accumulated for the period from the date of inception of February 15, 2002 to April 30, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

"Moen and Company"

Vancouver, British Columbia, Canada ("Signed")

Chartered Accountants

June 22, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Razor Resources Inc. (A Nevada Company) (An Exploration Stage Enterprise)

We have audited the accompanying balance sheets of Razor Resources Inc. (A Nevada Company) (An Exploration Stage Enterprise) as of April 30, 2002, 2003, 2004, 2005 and the related statements of operations, retained earnings (deficit), cash flows and changes in stockholder's equity (deficit) for the years ended April 30, 2002, 2003 2004, 2005 and accumulated for the period from date of inception on February 15, 2002 to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Razor Resources Inc. (A Nevada Company) (An Exploration Stage Enterprise) as of April 30, 2002, 2003, 2004, 2005 and the results of its operations and its cash flows accumulated for the period from inception on February 15, 2002 to April 30, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statemetns have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

"Moen and Company"

Vancouver, British Columbia, Canada ("Signed")

Chartered Accountants

June 22, 2005

Razor Resources Balance Sheet for the Fiscal Years ended April 30, 2005 to 2002.

ASSETS	As At April 30
	2005	2004	2003	2002
Current Assets
Cash	29,903	500	3,997	3,723
Total Assets	29,903	500	3,997	3,723

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued	2,800
Total current liabilities	2,800	0
Stockholders' Equity
Capital Stock
Authorized: 70,000,000 common shares
with a par value of $0.001 per share
Issued and fully paid: 5,363,000 common shares
at a par value of $0.001 per share	5,363	4,764	4,755	3,750
Additional paid-in capital	35,937	1,386	495
Deficit, accumulated during
the exploration stage (note 2)	-14,197	-5,650	-1,253	-27
Total stockholders' equity	27,103	500	3,997	3,723
Total Liabilities and Stockholders' Equity	29,903	500	3,997	3,723

Approved on Behalf of the Board:

" Bing Wong " (Signed)

Razor Resources Statement of Operations for the Fiscal Years ended April 30, 2005 to 2002.

	Period From
	Date of
	Inception on
	February 15
	2002 to
	April 30,	Fiscal Year End April 30
	2005	FY2005	FY2004	FY2003	FY2002
General and Administration Expenses
Filing fees	574	324		250
Auditing fees	6,120	2,800	3,320
Management fees	6,750	5,000	1,000	750
Registered fees	150			150
Mineral Property cost	250	250
Bank maintenance and service charge	353	173	77	76	27
Total General and Administration Expense	14,197	8,547	4,397	1,226	27
Net Loss for the Period	-14,197	-8,547	-4,397	-1,226	-27

Net loss per share
Basic		-0.00	-0.00	-0.00	-0.00
Diluted		-0.00	-0.00	-0.00	-0.00

Weighted average number of common
shares used to compute loss per share
Basic and Diluted	5,363,000	5,363,000	4,764,000	4,755,000	3,750,000

Razor Resources Statement of Cash Flow for the Fiscal Years ended April 30, 2005 to 2002.

	Period From
	Date of
	Inception on
	February 15
	2002 to
	April 30,	Fiscal Year End April 30
	2005	2005	2004	2003	2002
Cash Provided by (Used for)
Operating Activities
Loss for the period	-14,197	-8,547	-4,397	-1,226	-27
Accounts payable and accrued	2,800	2,800
	-11,397	-5,747	-4,397	-1,226	-27
Financing Activities
Capital stock subscribed	5,363	599	9	1,005	3,750
Additional paid-in capital	35,937	34,551	891	495
	41,300	35,150	900	1,500	3,750
Cash Increase
During the period	29,903	29,403	-3,497	274	3,723
Cash
Beginning of the period		500	3,997	3,723
Cash
End of the period	29,903	29,903	500	3,997	3,723

Razor Resources Statement of Stockholder's Equity for the Fiscal Years Ended April 30, 2005 to 2002.

						Total
						Stockholders'
	Price per	Common stock		Additional	Deficit	Equity
	Share	Shares	Par value	paid-in capital	accumulated	(Deficit)
Balance, February 26, 2002
Shares issued (April 19, 2002)	0.001	3,750,000	3,750			3,750
Net loss for the period from date of
inception on February 15, 2002
to April 30, 2002					-27	-27
Balance, April 30, 2002.		3,750,000	3,750		-27	3,723
Shares issued (May 28, 2002)	0.001	750,000	750			750
Shares issued (November 13, 2002)	0.001	250,000	250			250
Shares issued (November 21, 2003)	0.1	5,000	5	495		500
Net loss for the year ended April 30, 2003					-1,226	-1,226
Balance, April 30, 2003.		4,755,000	4,755	495	-1,253	3,997
Shares issued (August 7, 2003)	0.1	9,000	9	891		900
Net loss for the year ended April 30, 2004					-4,397	-4,397
Balance, April 30, 2004.		4,764,000	4,764	1,386	-5,650	500
Shares issued (October 27, 2004)	0.1	9,000	9	891		900
Shares issued (February 22, 2005)	0.1	100,000	100	9,900		10,000
Shares issued (March 15, 2005)	0.1	240,000	240	23,760		24,000
Shares subscription,
shares unissued (April 11, 2005)	0.001	250,000	250			250
Net loss for the year ended April 30, 2005					-8,54733,297	-8,54733,297
Balance, April 30, 2005		5,363,000	5,363	35,937	-14,19738,947	27,10353

Razor Resources Statement of Retained Earnings (Deficit) for the Fiscal Years Ended April 30, 2005 to 2002.
	Accumulated for
	the Period From
	Date of
	Inception on
	February 15,
	2002, to
	April 30,	Fiscal Year End April 30
	2005	2005	2004	2003	2002

Retained Earnings (Deficit)	-	(5,650)	(1,253)	(27)	-
Beginning of the period

Net Loss for the period	(14,197)	(8,547)	(4,397)	(1,226)	(27)

Retained Earnings (Deficit),
End of the period	(14,197)	(14,197)	(5,650)	(1,253)	(27)

Razor Resources Notes to Financial Statement for the Fiscal Year Ended April 30, 2005.

Note 1. ORGANIZATION AND NATURE OF BUSINESS

(a) Razor Resources Inc. was incorporated on February 26, 2002 under the Company Act of the State of Nevada, U.S.A., to pursue mineral exploration. The inception date is February 15, 2002. The fiscal year end of the Company is April 30.

(b) GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $14,197 to April 30, 2005. This factor creates doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statemetns should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing for working capital and to fund the ongoing development of the Company's business, and management proposes to develop plans to continue the business as a going concern.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements for Razor Resources , Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (USGAAP).

Exploration stage company

Razor Resources, Inc. is an exploration stage company as it does not have an established commercial deposit and is not in the production stage.

Use of estimates

The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Cash

Cash consists of funds on deposit with the company's banker.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Compensated absences

Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classification, length of service and other factors. It si impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statemetns. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

Net profit per share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net loss per share are excluded.

Disclosure about fair value of financial instruments

The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at April 30, 2002, 2003, 2004 and 2005 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Concentration of credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. The

Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

Mineral property acquisition costs and deferred exploration expenditures

Mineral property acquisition costs are expensed. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, are expensed as incurred while the Company is in the exploration stage. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties and mine development costs will be computed using the units-of-production method based on proved and probable reserves.

    US GAAP requires that whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, the entity shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the discounted future cash flows is less than the carrying amount of the asset, an impairment loss (difference between the carrying amount and fair value) should be recognized as a component of income from continuing operations before income taxes.

    Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of mineral property acquisition costs, and secondly, as a gain or loss recorded in current operations.

    Note 3. INCOME TAXES

    The Company has losses that total $14,197 for income tax purposes that may be carried forward to be applied against future taxable income. The benefit of a potential reduction in future income taxes has not been recorded as an asset at April 30, 2005 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

    Note 3. INCOME TAXES (cont'd)

    The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

	April 30,
	2005	2004	2003	2002
Deferred tax assets	$4,827	$1,921	$426	$9
Valuation allowance	$(4,827)	$(1,921)	$(426)	$(9)
Net deferred tax assets	$0	$0	$0	$0

  A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the years ended April 30, 2005 and 2002, 2003,

  2004 is as follows:

	2005	2004	2003	2002
Statutory federal income tax rate	34.0%	34.0%	34.0%	34.0%
Valuation allowance	(34.0%)	(34.0%)	(34.0%)	(34.0%)
Effective income tax rate	0.0%	0.0%	0.0%	0.0%

  Note 4. FINANCIAL INSTRUMENTS

  The Company's financial instruments consist of cash and accounts payable and accrued. It is management's opinino that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statements approximates their carrying values.

  Note 7. PENSION AND EMPLOYMENT LIABILITIES

  The Company does not have liabilities as at April 30, 2005, for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

  Note 8. PURCHASE AND SALE AGREEMENT

  On April 11, 2005, the Company acquired, on an arms length basis, from Raymond Wei Min Xu, a 100% interest in a 1223 acre mineral claim referred to as "Mahatta", in the Nanaimo Mining Devision, southwest of Port Alice, British Columbia, Canada, with "Tenure" 510120 and the expiry date of April 3, 2006. The value is $250 and the consideration was 250,000 common shares, from treasury, at a price of $0.001 per share for total consideration of $250. The expiry date is the deadline for the claim renewal each year. Razor Resources must renew their Mahatta Property claim by April 3 of each year in order to maintain the claim. If the claim is not renewed by April 3, Razor would lose their claim on the property. According to the Mineral Tenure Act of British Columbia, a mineral claim may be held for one year and thereafter from year to year.  In order to maintain a mineral lease the holder of the lease must, on or before the anniversary date, spend CAN$100, or approximately $84 USD, each year per unit leased during the first three 1 year terms; and CAN$200, or approximately $168 USD, each year per unit for subsequent 1 year terms.  The required expenditure can be in the form of expenditures on exploration or can be in the form of a direct payment to the Province of British Columbia.  If in any year, the required exploration work expenditure is not completed and filed with the Province prior to the lease expiry date, or if a payment is not made to the Province of British Columbia in lieu of the required work prior to the lease expiry date, the mineral claims will lapse.  A maximum of ten years of work credit may be filed on a claim.

  Razor's Mahatta Property is one mineral lease each consisting of 24 units.  The Mahatta lease expires on April 3, 2006.  The extension of the lease for another 1 year period therefore requires an expenditure of CAN$2400 or approxmiately $2016 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia. After 3 years, the required expenditure will be CAN$4800 or $4032 USD for exploration work, plus a pyament of a recording fee for each claim, or a direct paymnet of the same amount to the Province of British Columbia.

  The Tenure number is the number assigned by the British Columbia Government to the claim once it has been staked and recorded in the correct way to secure the mineral rights for the entity staking and recording the claim.

  Razor Resources Unaudited Balance Sheet for the Three Months ended July 31, 2005.

	July 31,	April 30,
ASSETS	2005	2005
	(Unaudited)	(Audited)
	(Prepared by
Current Assets	Management)
Cash	14,188	29,903
Accounts Receivable	3,000
Total Assets	17,188	29,903

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	1,400	2,800
Total current liabilities	1,400	2,800
Stockholders' Equity
Capital Stock
Authorized: 70,000,000 common shares
with a par value of $0.001 per share
Issued and fully paid: 5,363,000 common shares
at a par value of $0.001 per share	5,363	5,363
Additional paid-in capital	35,937	35,937
Deficit, accumulated during
the exploration stage (note 2)	-25,512	-14,197
Total stockholders' equity	15,788	27,103
Total Liabilities and Stockholders' Equity	17,188	29,903

Approved on Behalf of the Board:

" Bing Wong " (Signed)

  Razor Resources Unaudited Statement of Operations for the Three Months ended July 31, 2005.

	Accumulated for
	the Period From	(Unaudited
	Date of	Prepared by
	Inception on	Management)
	February 15	Three Months	Three Months
	2002 to	Ended	Ended
	July 31,	July 31	July 31
	2005	2005	2004
Revenues
Consulting Income	3,000	3,000
General and Administration Expenses
Filing fees	739	165
Professional fees	18,120	12,000
Management fees	7,750	1,000
Registered fees	150
Facilities Costs	1,000	1,000
Mineral Property cost	250	0
Bank maintenance and service charge	503	150	18
Total General and Administration Expense	28,512	14,315	18
Net Loss for the Period	-25,512	-11,315	-18

Net loss per share
Basic		-0.00	-0.00
Diluted		-0.00	-0.00

Weighted average number of common
shares used to compute loss per share
Basic and Diluted		5,363,000	4,764,000

  Razor Resources Unaudited Statement of Cash Flow for the Three Months Ended July 31, 2005.
	Accumulated for
	the Period From		(Unaudited
	Date of		Prepared by
	Inception on		Management)
	February 15		Three Months
	2002 to		Ended
	July 31,		July 31
	2005	2005		2004
Cash Provided by (Used for)
Operating Activities
Loss for the period	-25,512	-11,315		-18
Accounts Receivable	-3,000	-3,000
Accounts payable and accrued liabilities	1,400	-1,400
	-27,112	-15,715		-18
Financing Activities
Capital stock subscribed	5,363
Additional paid-in capital	35,937
	41,300
Cash Increase
During the period	14,188	-15,715		-18
Cash
Beginning of the period		29,903		500
Cash
End of the period	14,188	14,188		482

  Razor Resources Unaudited STatement of STockholder's Equity for the Three Months Ended July 31, 2005.
						Total
	Price			Additional		Stockholders'
	per	Common stock		paid-in	Deficit	Equity
	Share	Shares	Par value	capital	accumulated	(Deficit)
Balance, February 26, 2002
Shares issued (April 19, 2002)	0.001	3,750,000	3,750			3,750
Net loss for the period from date of
inception on February 15, 2003
to April 30, 2002					-27	-27
Balance, April 30, 2002.		3,750,000	3,750		-27	3,723
Shares issued (May 28, 2002)	0.001	750,000	750			750
Shares issued (November 13, 2002)	0.001	250,000	250			250
Shares issued (November 21, 2003)	0.1	5,000	5	495		500
Net loss for the year ended April 30, 2003					-1,226	-1,226
Balance, April 30, 2003.		4,755,000	4,755	495	-1,253	3,997
Shares issued (August 7, 2003)	0.1	9,000	9	891		900
Net loss for the year ended April 30, 2004					-4,397	-4,397
Balance, April 30, 2004.		4,764,000	4,764	1,386	-5,650	500
Shares issued (October 27, 2004)	0.1	9,000	9	891		900
Shares issued (February 22, 2005)	0.1	100,000	100	9,900		10,000
Shares issued (March 15, 2005)	0.1	240,000	240	23,760		24,000
Shares subscription,
shares unissued (April 11, 2005)	0.001	250,000	250			250
Net loss for the year ended April 30, 2005					-8,547	-8,547
Balance, April 30, 2005		5,363,000	5,363	35,937	-14,197	27,103
Net loss for three months ended
July 31,2005					-11,315	-11,315
Balance, July 31, 2005		5,363,000	5,363	35,937	-25,512	15,788

  Razor Resources Unaudited Statement of Retained Earnings (Deficit) for the Three Months Ended July 31, 2005.

	Accumulated for
	the Period From		(Unaudited
	Date of		Prepared by
	Inception on		Management)
	February 15		Three Months
	2002 to		Ended
	July 31,		July 31
	2005	2005		2004

Retained Earnings (Deficit)		-14,197		-5,650
Beginning of the period

Net Loss for the period	-25,512	-11,315		-18

Retained Earnings (Deficit),
End of the period	-25,512	-25,512		-5,668

  Razor Resources Notes to Unaudited Interim Financial Statements for the Three Months Ended July 31, 2005.

  Note 1. ORGANIZATION AND NATURE OF BUSINESS

  (a) Razor Resources Inc. was incorporated on February 26, 2001 under the Company Act of the State of Nevada, U.S.A., to pursue mineral exploration. The inception date is February 15, 2002. The fiscal year end of the Company is April 30.

  (b) GOING CONCERN

  These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $25,512 to July 31, 2005. This factor creates doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing for working capital and to fund the ongoing development of the Company's business, and management proposes to develop plans to continue the business as a going concern.

  Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

  The first quarter financial statements have been prepared by Razor Resources Inc. without audit, in accordance with United States Generally Accpeted Accounting Principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the financial statements include normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of such financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the information presented is not misleading. These condensed financial statemetns should be read in conjunction with the audited financial statements and the accompanying notes for the fiscal year ended April 30, 2005, included in the Company's Form SB-2. The results of operations for the period ended July 31, 2005 are not necessarily indicative of operating results for the fiscal year ending April 30, 2006. .

  Exploration stage company

  Razor Resources, Inc. is an exploration stage company as it does not have an established commercial deposit and is not in the production stage.

  Revenue Recognition

  The Company recorded $3,000 consulting income for period ended July 31, 2005. The Company provided analysis on a mining claim and the invoice was rendered by the Company to an unrelated third party on June 28, 2005. The accounting policy for this revenue is as follows:

  Revenes are generally recognized when performance is achieved and reasonable assurance regarding measurement and collectibility of the consideration exists.

  Article 13 of the Staff Accounting Bulletins states: "The staff believes that revenue generally is realized or realizable and earned when all of the following criteria are met:

    Persuasive evidence of an arrangement exists,
    Delivery has occurred or services have been rendered,
    The seller's price to the buyer is fixed or determinable, and
    Collectibles is reasonably assured

  The Company determined that all of the abovementioned criteria have been met and the $3,000 of consulting income is realizable, and was collected on August 12, 2005, and is therefore disclosed as a current asset and a collectible receivable.

  Use of estimates

  The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

  Cash

  Cash consists of funds on deposit with the company's banker.

  Income Taxes

  Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statement at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  Compensated absences

  Employees of the corporation are entitled to paid vacations, sick days and other time off depending on job classffication, length of service and other factors. It is impractical to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The corporation's policy is to recognize the costs of compensated absences when paid to employees.

  Net profit per share

  The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contacts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, any anti-dilutive effects on net loss per share are excluded.

  Disclosure about fair value of financial instruments

  The Company has financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at July 31, 2005 as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.

  Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

  The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

  Concentration of credit risk

  Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents which are not collateralized. The

  Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions.

  Mineral property acquisition costs and deferred exploration expenditures

  Mineral property acquisition costs are expensed. Exploration costs and mine development costs to be incurred, including those to be incurred in advance of commercial production and those incurred to expand capacity of proposed mines, are expensed as incurred while the Company is in the exploration stage. Mine development costs to be incurred to maintain production will be expensed as incurred. Depletion and amortization expense related to capitalized mineral properties and mine development costs will be computed using the units-of-production method based on proved and probable reserves.

  US GAAP requires that whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, the entity shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the discounted future cash flows is less than the carrying amount of the asset, an impairment loss (difference between the carrying amount and fair value) should be recognized as a component of income from continuing operations before income taxes.

  Where properties are disposed of, the sales proceeds are, firstly, applied as a recovery of mineral property acquisition costs, and secondly, as a gain or loss recorded in current operations.

Note 3. INCOME TAXES

The Company has losses that total $25,512 for income tax purposes that may be carried forward to be applied against future taxable income. The benefit of a potential reduction in future income taxes has not been recorded as an asset at July 31, 2005 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

Note 3. INCOME TAXES (cont'd)

The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

July 31,
2005
Deferred tax assets	$8,674
Valuation allowance	$(8,674)
Net deferred tax assets	$0

A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the years ended July 31, 2005 is as follows:

July 31,
2005
Statutory federal income tax rate	34.0%
Valuation allowance	(34.0%)
Effective income tax rate	0.0%

Note 4. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and accounts payable and accrued. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial statemetns approximates their carrying values.

Note 7. PENSION AND EMPLOYMENT LIABILITIES

The Company does not have liabilities as at July 31, 2005, for pension, post-employment benefits or post-retirement benefits. The Company does not have a pension plan.

Note 8. PURCHASE AND SALE AGREEMENT

On April 11, 2005, the Company acquired, on an arms length basis, from Raymond Wei Min Xu, a 100% interest in a mineral claim referred to as "Mahatta", in the Nanaimo Mining Devision, southwest of Port Alice, British Columbia, Canada, with " Tenure" 510120 and the expiry date of April 3, 2006. The value is $250 and the consideration was 250,000 common shares, from treasury, at a price of $0.001per share for total consideration of $250. The expiry date is the deadline for the claim renewal each year. Razor Resources must renew their Mahatta Property claim by April 3 of each year in order to maintain the claim. If the claim is not renewed by April 3, Razor would lose their claim on the property. According to the Mineral Tenure Act of British Columbia, a mineral claim may be held for one year and thereafter from year to year.  In order to maintain a mineral lease the holder of the lease must, on or before the anniversary date, spend CAN$100, or approximately $84 USD, each year per unit leased during the first three 1 year terms; and CAN$200, or approximately $168 USD, each year per unit for subsequent 1 year terms.  The required expenditure can be in the form of expenditures on exploration or can be in the form of a direct payment to the Province of British Columbia.  If in any year, the required exploration work expenditure is not completed and filed with the Province prior to the lease expiry date, or if a payment is not made to the Province of British Columbia in lieu of the required work prior to the lease expiry date, the mineral claims will lapse.  A maximum of ten years of work credit may be filed on a claim.

Razor's Mahatta Property is one mineral lease each consisting of 24 units.  The Mahatta lease expires on April 3, 2006.  THe extension of the lease for another 1 year period therefore requires an expenditure of CAN$2400 or approximately $2016 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia. After 3 years, the required expenditure will be CAN$4800 or $4032 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia.

The Tenure number is the number assigned by the British Columbia Government to the claim once it has been staked and recorded in the correct way to secure the mineral rights for the entity staking and recording the claim.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II: Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;

(2) the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee $ 67.95 Transfer Agent Fees $ 1,000.00

Accounting fees and expenses $ 3,000.00

Legal fees and expenses $ 1,500.00

Edgar filing fees $ 1,500.00

-----------

Total $ 7,067.95

===========

===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 3,500,000 shares of our common stock at a price of $0.001 per share to a total of three purchasers on May 28, 2002. The total amount received from this offering was $3,500. As part of this offering, we issued 2,500,000 shares of our common stock to Mr. Bing Wong, 500,000 shares to Ron Xin Yang and 500,000 shares to Mr. Drew Simpson. Mr. Wong is our president and a director, Mr. Yang is our secretary and a director, and Mr. Simpson is a director.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,250,000 shares of our common stock at a price of $0.001 per share to a total of five purchasers on May 28, 2002. The total amount received from this offering was $1,250. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:
Name of Shareholder	Number of Shares
Steve Zivin	250,000
Korri Lynne Parrott	250,000
Randy White	250,000
Richard Xiao	250,000
Josh Easton	250,000

We completed an offering of 363,000 shares of our common stock at a price of $0.10 per share to a total of 27 shareholders on March 15, 2005. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:
Name of Shareholder	Number of Shares
Chun Yan WANG	1,000
ZHEN Liang Wang	1,000
Feng Xiao LOU	1,000
Xiao ZHOU	1,000
Istvan Szekely	1,000
Pei Hua WONG	1,000
Angie Hu	1,000
Teddy San Mah	21,000
Fay Ming WONG	21,000
James Lam	21,000
Richard Wong	21,000
Cid Ney Chong Wong	21,000
Manny O Wong	21,000
Alvin Yip Fay	21,000
Oy Hee Mah	21,000
Blair Stasiuk	21,000
Raymond Wei Ming Xu	21,000
Gen Lin WU	1,000
Henry Ho	21,000
Fay Au Yeung	21,000
Rong Xin YANG	1,000
Marnie Akins	25,000
SHAO You Xiang	25,000
CHEN Ming	25,000
Fred Malara	1,000
Ken Wong	1,000
LI Shao Juan	25,000

We completed an offering of 250,000 shares of our common stock at a price of $0.001 per share to a total of one shareholder on April 11, 2005. Razor acquired the Mahatta property as payment for the common shares of this offering. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:
Name of Shareholder	Number of Shares
Raymond Wei Ming Xu	250,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

RAZOR RESOURCES, INC

AR 100 - 4

ManagemeNT REPRESENTATION LETTER FOR A

REVIEW OF INTERIM FINANCIAL INFORMATION

September 16, 2005

Mr. Irving P. Moen

Moen and Company

1400 - 701 West Georgia Street

Vancouver, B.C.

V7Y 1C 6

Dear Mr. Moen:

We are providing this letter in connection with your review of the Balance Sheet of Razor Resources, Inc. as of July 31, 2005 and Statement of Income, Statement of Retained Earnings (Deficit), and Statement of Cash Flows for the three months ended July 31, 2005 for the purpose of determining whether any material modifications should be made to the interim financial statements, for them to conform with accounting principles generally accepted in the United States of America. We confirm that we are responsible for the fair presentation of the interim financial statements in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, as of July 31, 2005, the following representations made to you during your review.

The interim financial statements referred to above have been prepared and presented in conformity with generally accepted accounting principles applicable to interim financial information.

We have made available to you:

All financial records and related data.

All minutes of the meetings of stockholders, directors, and committees of directors, or summaries of actions of recent meetings for which minutes have not yet been prepared. All significant board and committee actions are included in the summaries.

No uncorrected financial statement misstatements aggregated by you during the current review engagement and pertaining to the interim periods in the current year.

There are no significant deficiencies, including material weaknesses, in the design or operation of internal controls that could adversely affect the company's ability to record, process, summarize, and report interim financial data.

We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

We have no knowledge of any fraud or suspected fraud affecting the company involving:

Management;

Employees who have significant roles in internal control; or

Others where the fraud could have a material effect on the interim financial information.

We have no knowledge of any allegations of fraud or suspected fraud affecting the company in communications from employees, former employees, analysts, regulators, short sellers, or others.

We have reviewed our representation letter to you dated September 16, 2005 with respect to the audited financial statements for the year ended April 30, 2005. We now confirm those representations as they apply to the interim financial statements referred to above, and incorporate them herein, with no changes.

To the best of our knowledge and belief, no events have occurred subsequent to the balance-sheet date and through the date of this letter that would require adjustment to or disclosure in the aforementioned interim financial statements.

/s/ Bing Wong

-----------------------

Bing Wong

President and Director

/s/ Ron Xin Yang

Ron Xin Yang

-----------------------

Principal Financial Officer

Secretary and Director

/s/ Drew Simpson

-----------------------

Drew Simpson

Director

______________________________________________________________________________

Exhibits

Exhibit

Number Description

1.0 Articles of Incorporation

2.0 Bylaws

3.0 Legal opinion of Erwin and Thompson LLP, with consent to use

4.0 Mineral Property Purchase Agreement dated April 11, 2005

23.0 Consent of Moen & Company, Chartered Accountants

6.0 Consent of William G. Timmins, professional geologist

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells

securities, a post-effective amendment to this registration

statement to:

(a) include any prospectus required by Section 10(a)(3) of

the Securities Act of 1933;

(b) reflect in the prospectus any facts or events which,

individually or together, represent a fundamental

change in the information set forth in this registration

statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total

dollar value of securities offered would not exceed that

which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the

volume and price represent no more than a 20% change in the

maximum aggregate offering price set forth in the

"Calculation of Registration Fee" table in the effective

registration Statement; and

(c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be

deemed to be a new registration statement relating to the

securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide

offering thereof.

3. To remove from registration by means of a post-effective

amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the

Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise,

we have been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 3, 2005.

Razor Resources Inc.

By:/s/ Bing Wong

------------------------------

Bing Wong

President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE CAPACITY IN WHICH SIGNED DATE

/s/ Bing Wong President and Director November 3, 2005

-----------------------

Bing Wong

Principal Financial Officer,

/s/ Ron Xin Yang Secretary and Director

----------------------- November 3, 2005

Ron Xin Yang

/s/ Drew Simpson Director

----------------------- November 3, 2005

Drew Simpson

Exhibit 1.0 - Razor Resources Inc. Articles of Incorporation

Exhibit 2.0 - Razor Resources Bylaws

Bylaws of Razor Resources, Inc.

1. Offices.

The principal office of the corporation in Nevada shall be located in Reno, Nevada. The corporation may have such other offices and places of business, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation required by Nevada law to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the board of directors.

2. Meetings; Voting.

Section 2.1 Annual Meeting. Unless otherwise designated by the board of directors, the annual meeting of the shareholders shall be held at such time as may be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

Section 2.2 Special Meetings. Special meetings of the shareholders for any purpose, unless otherwise prescribed by statute, may be called by the president, the board of directors or the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. Any holder or holders of not less than one-tenth of all of the outstanding shares of the corporation who desire to call a special meeting pursuant to this Section 2.2 shall notify the president that a special meeting of the shareholders shall be called. Within thirty (30) days after notice to the president, the president shall set the date, time and location of a shareholders' meeting. The date set by the president shall be not less than thirty (30) nor more than one-hundred twenty (120) days after the date of notice to the president. If the president fails to set the date, time and location of the special meeting within the thirty (30)-day time period described above, the shareholder or shareholders calling the meeting shall set the date, time and location of the special meeting.

Section 2.3 Place of Meeting. The board of directors may designate any place, either within or outside Nevada, as the place for any annual meeting or special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Nevada, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of meeting shall be the registered office of the corporation in Nevada.

Section 2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty (30) days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such person's address as it appears on the stock transfer books of teh corporation, with postage thereon prepaid.

Section 2.5 Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 2.6 Organization. The president or any vice president shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote at that meeting, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairman shall act as secretary of such meeting.

Section 2.7 Agenda and Procedure. The board of directors shall have the responsibility for establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, or to the articles of incorporation, or these bylaws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

Section 2.8 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately before such meeting. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the date for any such determination of shareholders, such date in any case to be not more than fifty (50) days, and, in case of a meeting of shareholders, not less than ten (10) days before the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.8, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 2.9 Voting Records. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten (10) days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Any officer or agent having charge of the stock transfer books who fails to prepare the record of shareholders, or to keep it on file for a period of ten (10) days before the meeting or to produce and keep it open for inspection at the meeting as provided in this section, is liable to any shareholder suffering damage due to the failure to the extent of the damage.

Section 2.10 Quorum. Unless otherwise provided by the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed sixty (60) days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 2.11 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or such shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy.

Section 2.12 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation. If the articles of incorporation provide for more or less than one vote for any share on any matter, every reference in the Nevada statutes to a majority or other proportion or number of shares shall refer to such a majority or other proportion or number of votes entitled to be cast with respect to such matter. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by such person, for as many persons as there are directors to be elected, and for whose election he has the right to vote unless the articles of incorporation otherwise provide. Cumulative voting shall not be allowed.

Section 2.13 Voting of Shares by Certain Holders.

a. Neither treasury shares, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

Shares standing in the name of a reciever may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares to transferred.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

b. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, those persons' acts with respect to voting shall have the following effect:

(i) If only one person votes, such person's act binds all;

(ii) If more than one person votes, the act of the majority so voting binds all;

(iii) If more than one person votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Nevada to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court.

If an instrument filed with the secretary of the Corporation pursuant to this subsection b shows that a tenancy is held in unequal interests, a majority or even split for the purpose of this subsection b shall be a majority or even split in interest.

The provisions of this subsection b shall not apply if the secretary of the corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order appointing those persons or creating the relationship wherein alternate voting provisions are established.

Section 2.14 Informal Action by Shareholders. Any action required or allowed to be taken at a meeting of the shareholders may be taken without a meeting provided that a consent in writing which describes the action so taken shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter of the consent, except that: (a) if any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required; and (b) this provision for action by written consent does not supersede any specific provision for action by written consent contained in the Nevada statutes.

3. Board of Directors.

Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Nevada statutes or in the articles of incorporation.

Section 3.2 Performance of Duties. A director of the corporation shall perform such director's duties as a director, including such director's duties as a member of any committee of the board upon which such director may serve, in good faith, in a manner such director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing suhc director's duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but such director shall not be considered to be acting in good faith if such director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs such person's duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups upon whose information, opinions, reports, and statements a director is entitled to rely are:

a. One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

b. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

c. A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Section 3.3 Number, Tenure and Qualifications. The number of directors of the corporation shall be as described in the articles of incorporation. The directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until such director's successor shall have been elected and qualified. Directors shall be eighteen (18) years of age or older, but need not be residents of Nevada or shareholders of the corporation. Directors shall be removalbe in the manner provided by the statutes of Nevada.

Section 3.4 Resignation. Any director of the corporation may resign at any time by giving written notice of such director's resignation to the board of directors, the presdient, any vice president or the secretary of the corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the accpetance of such resignation shall not be necessary to make it effective. When one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the voee thereon to take effect when such resignation or resginations shall become effective.

Section 3.5 Removal. Except as otherwise provided in the articles of incorporation or in these bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of stock entitled to vote for the election of directors of the corporation given at a special meeting of the shareholders called and held for such purpose. The vacancy in the board of directors caused by any such removal may be filled by the shareholders entitled to vote thereon at such meeting. If the shareholders at such meeting shall fail to fill the vacancy, the board of directors may do so as provided in this Section 3.5.

Section 3.6 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum except as otherwise provided herein. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmatvie vote of a majority of the directors then in office or by an election at any annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of shareholders and until such director's successor has been elected and has qualified.

Section 3.7 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings without other notice than such resolution.

Section 3.8 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the director if the corporation has one director or any two directors if the corporation has two or more directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the board of directors called by them.

Section 3.9 Notice. Notice of any special meeting shall be given at least seven (7) days in advance of the meeting by written notice delivered personally or mailed to each director at such director's business address, or by notice given at least two days previously by telegraph, telex, electronic facsimile, electronic mail or other means of electronic data transmission. Mailed notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by any means of electronic data transmission, the Notice shall be deemed to be delivered when the Notice is recieved by the addressee. Any director may waive notice of any meeting. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting objects to the holding of the meeting or the transacting of business at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 3.10 Quorum. A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.11 Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the board, unless the vote of a greater number is required by law or the articles of incorporation.

Section 3.12 Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: such director's expenses, if any, of attendance at such meeting; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.13 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files such director's written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.14 Executive Committee. The board of directors, by resolution adopted by a majority of the number of directors elected and qualified at the time of the resolution, may designate two or more directors to constitute an executive committee, which shall have and may exercise all of the authority of the board of directors or such lesser authority as may be described in said resolution. No such delegation of authority shall operate to relieve the board of directors or any member of the board from any responsibility imposed by law.

Section 3.15 Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors, executive committee or other committee of the directors may be taken without a meeting if a consent in writing which describes the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter.

Section 3.16 Meetings by Telephone. One or more members of the board of directors or any committee of the directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

4. Officers and Agents.

Section 4.1 General. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may appoint one or more vice presidents and such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. One person may hold two or more offices. The officers of the corporation shall be eighteen (18) years of age or older. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of (a) the president, and if a chairman of the board has been elected, then (b) the chairman of the board.

Section 4.2 Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: until such officer's successor shall have been duly elected and shall have qualified; or until such officer's death; or until such officer shall resign; or until such officer shall have been removed in the manner hereinafter provided.

Section 4.3 Removal. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.4 Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

Section 4.5 President. The president shall, subject to the direction and supervision of the board of directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. The president shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by the president, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. The president may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any. If a chairman of the board has been elected, the chairman of the board shall have, subject to the direction and modification of the board of directors, all the same responsibilities, rights and obligations as described in these bylaws for the president.

Section 4.6 Vice Presidents. The vice presidents, if any, shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or (if there be no such designation) the vice president designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made all vice presidents may exercise such powers and perform such duties.

Section 4.7 Secretary. The secretary shall perform the following: (a) keep the minutes of the proceedings of the shareholders, executive committee and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at the corporation's registered office or principal place of business within or outside Nevada a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

Section 4.8 Treasurer. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and otehr personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. The treasurer shall receive and give receipts and acquittances for monies paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. The treasurer shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. The treasurer shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of such treasurer's duties and for the restoration to the corporation of all books, papers, vouchers, money and otehr property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the corporation. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

The treasurer shall also be the principal accounting officer of the corporation. The treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

Section 4.9 Salaries. Officers of the corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.

Section 4.10 Bonds. If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of that officer's or agent's duties and offices.

5. Stock.

Section 5.1 Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the corporation's officers on such certificate may also be facsimiles if the certificate is either countersigned by a transfer agent other than the corporation itself or an employee of the corporation or registered by a registrar other than the corporation itself or an employee of the corporation. Except that if the corporation is governed by the rules of the New York Stock Exchange or by comparable rules of other regulated securities exchanges and it acts as its own transfer agent and/or registrar it shall be allowed to countersign its own certificates. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Every certificate representing shares issued by a corporation which is authorized to issue shares of more than one class or more than one series of any class shall describe on the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Each certificate representing shares shall state the following upon its face: the name of the state of the corporation's organization; the date of the corporation's organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.

Section 5.2 Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, its date of issuance and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

Section 5.3 Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. That part of the surplus of a corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares unless approved by the board of directors.

Section 5.4 Cancellation of Certificates. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

Section 5.5 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

Section 5.6 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office or by its registrar duly appointed.

The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

Section 5.7 Transfer Agents, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

6. Indemnification of Officers and Directors.

The corporation shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of thsi corporation or served any othe renterprise as a director or officer at the request of this corporation; such right or indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director or officer. The previsions of this Section shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts then existing or any action, suit or proceeding brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or such person's legal representative may be entitled apart from the provisions of this Section. The following provisions shall govern indemnification under this Section:

Section 6.1 Each person indemnified by the corporation must promptly after receipt of written notice of any demand or claim or the commencement of any action, suit or proceeding within the corporation's indemnification obligation shall immediately notify the corporation in writing.

Section 6.2 The corporation shall have the right, by notifying the party who asserts a claim for indemnification within thirty (30) days after the corporation's receipt of the notice of the claim or demand, to assume the entire control of the defense, compromise, or settlement of the action, suit or proceeding, including employment of counsel of the corporation's choice. The party who asserts the right to indemnification under this Section shall have the right to participate, at such party's expense and with counsel of such party's choice, in the defense, compromise, or settlement of the matter.

Section 6.3 The corporation's indemnification obligations shall be binding on the corporation and its successors and assigns and shall enure to the benefit of and, where applicable, shall be binding on each party entitled to indemnification and each party's successors and assgins. The corporation may prospectively amend, modify or revoke the provisions of this Section concerning indemnification.

Section 6.4 Each party entitled to indemnification under this Section expressly and unconditionally waives, in connection with any suit, action or proceeding brought by such party concerning indemnification under this Section, any and every right such person may have to: (a) injunctive relief; (b) a trial by jury; (c) interpose any counterclaim; and (d) have such suit, action or proceeding consolidated with any other or separate suit, action or proceeding. Nothing in this Section shall prevent or prohibit the corporation from instituting or maintaining a separate action against any party who asserts a claim for indemnification under this Section.

Section 6.5 This indemnity provision and the rights and obligations of the parties under this Section shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to the interpretation, construction and enforcement of indemnities (without giving effect to Nevada's principles of conflicts of law).

Section 6.6 Each party who asserts a claim for indemnificaiton under this Section irrevocably submits to the jurisdiction of and venue in of any Nevada state court of United States District Court sitting in Washoe County, Nevada, over any suit, action or proceeding arising from or relating to indemnification under this Section, and agrees that any suit, action or proceeding concerning or relating to a claim for indemnificaiton under this Section shall be commenced and maintained in such courts. Each such party agrees and consents that, in addition to any other methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to such person at such person's respective address, and such service shall be complete five (5) days after mailing.

7. Execution of Instruments; Loans; Checks and Endorsements; Deposits; Proxies.

Section 7.1 Execution of Instruments. The president or any vice president shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 7.2 Loans. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the Nevada statutes.

No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 7.3 Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidence of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the board of directors, which resolution may provide for the use of facsimile signatures.

Section 7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the board of directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

Section 7.5 Proxies. Unless otherwise provided by resolution adopted by the board of directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

Section 7.6 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8. Miscellaneous.

Section 8.1 Waivers of Notice. Whenever notice is required by the Nevada statutes, by the articles of incorporation or by these bylaws, a waiver of the notice in writing signed by the director, shareholder or other person entitled to notice, whether before, at or after the time stated therein, or such person's appearance at such meeting in person or (in the case of a shareholder's meeting) by proxy, shall be equivalent to such notice.

Section 8.2 Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Nevada".

Section 8.3 Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

Section 8.4 Amendments. The board of directors shall have the power to alter, amend or repeal the bylaws or adopt new bylaws of the corporation at any regular meeting of the board or at any special meeting called for that purpose, subject to repeal or change by action of the shareholders.

Section 8.5 Emergency Bylaws. Subject to repeal or change by action of the shareholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the Nevada statutes.

Adopted effective February 24, 2001.

Bing Wong

Exhibit 3.0 - Legal opinion of Erwin and Thompson LLP, with consent to use

Exhibit 4.0 - Mahatta Mineral Property Purchase Agreement dated April 11, 2005

PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of the 11th day of April, 2005

AMONG:

RAZOR RESOURCES, INC., a company existing under the laws of the State of Nevada and having its head office at PO BOX 27581, 650 41st Avenue West, Vancouver, B.C. V5Z 4M4.

("Razor")

AND:

WHEREAS:

A. The Vendor holds, directly or indirectly, interests in certain mineral exploration claims located in British Columbia;

B. The Vendor wishes to sell and Razor wishes to purchase a 100% interest in the Property on the terms and conditions contained in this Agreement.

In consideration of the premises, covenants and agreements contained in this Agreement, the parties covenant and agree each with the other as follows:

INTERPRETATION

Definitions

For the purposes of this Agreement and the recitals in and Schedule to this Agreement, unless the context otherwise requires, the following words and phrases will have the meanings indicated below:

    "Agreement" means this Agreement including the recitals and Schedule hereto, which are incorporated by this reference, as amended and supplemented;

    "Property" means the mineral exploration claims located in British Columbia and listed in Schedule 1 hereto;

    "Purchase Price" means 250,000 shares of restricted common stock in the capital of Razor;

    "The Vendor" means Raymond Wei Ming Xu;

    "Razor" means Razor Resources Inc., a company incorporated and existing under the laws of Nevada;

Interpretation

In this Agreement, except as otherwise expressed or provided or as the context otherwise requires:

    the headings and captions are provided for convenience only and will not form a part of this Agreement, and will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions; and

    a reference to time or date is to the local time or date in Port Moody, British Columbia, Canada, unless specifically indicated otherwise;

Amendment

No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements and undertakings set out herein will be of any force or effect unless the same is reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed.

Waiver

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar) and no waiver will constitute a continuing waiver unless otherwise expressly provided.

Schedule

The following Schedule are attached hereto and form a part hereof:

Schedule	Subject

1	Description of Property

PURCHASE AND SALE

Purchase and Sale

Subject to the terms and conditions of this Agreement and based on the representations and warranties contained in this Agreement, Razor hereby offers to purchase the Property from the Vendor and the Vendor hereby agrees to sell the Property to Razor.

Consideration

In consideration for the sale by the Vendor to Razor of the Property, Razor will pay the Purchase Price for the Property to the Vendor on the Closing date.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of The Vendor

The Vendor represents and warrants to and in favour of the Razor as follows and acknowledges that Razor is relying upon such representations and warranties in consummating the transactions contemplated by this Agreement:

    This Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor in accordance with its terms;

    Schedule 1 hereto contains an accurate and complete description of the Property;

    No person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any interest in the Property;

    The entering into, execution, delivery and performance by the Vendor of this Agreement will not violate or contravene or conflict with or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement or understanding pursuant to which the Vendor holds or has acquired its interest in the Property or any other contract, agreemetn, commitment, arrangement, understanding or restriction, written or oral, to which the Vendor is a party or by which it is bound;

    To the best of the knowledge of the Vendor after due enquiry, there are no legal conflicts of any nature and no investigations or legal or administrative affairs pending against the Vendor in connection with the Property or for any other cause and there is no pending or threatened decree, decision, sentence, injunction, order or award of any court, arbitral tribunal or governmental authority or any action, procedure, arbitration, administrative or judicial investigation, actual or threatened, with respect to the Vendor or the Property;

    The Vendor holds all right, title and interest in and to the Property, and the Property is free of any lien, claim, pledge, privilege, levy, lease, sublease or rights of any person and other than government royalties, government work requirements and other conditions imposed by a governmental authority;

Representations and Warranties of Razor

Razor represents and warrants to and in favour of the Vendor as follows and acknowledges that the Vendor are relying upon such representations and warranties in consummating the transactions contemplated by this Agreement:

    Razor is a corporation duly incorporated and validly subsisting and in good standing in the State of Nevada;

    Razor has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

    The execution and delivery of this Agreement and the completion of the transactions contemplated herein will constitute a valid and binding obligation of Razor enforceable against it in accordance with its terms;

    The entering into, execution, delivery and performance by the Razor of this Agreement will not violate or contravene or conflict wtih or result in a breach of or default or give rise to any right of termination, acceleration, cancellation or modification under any of the terms and conditions of any contract, agreement, commitment, arrangement, understanding or restriction, written or oral, to which Razor is a party or by which it is bound or under the constating documents or directors' or shareholders' resolutions of Razor;

CLOSING

Time and Place of Closing

The closing (the "Closing") of this Agreement will take place at the offices of Razor at 2:00 p.m. (Vancouver time) on April 12, 2005.

Closing Documents

At Closing, the parties hereto will table the following documents:

    Documents of The Vendor: The Vendor will table for delivery to Razor title transfer documents relating to the Property in a form acceptable to Razor's legal counsel.

    Documents of Razor. Razor will table for delivery to the Vendor a certificate respresenting 250,000 fully paid, non-assessable shares of common stock in the capital of Razor registered in the name of the Vendor.

TERMINATION

Mutual Termination

This Agreement may, prior to Closing, be terminated by the parties hereto by mutual agreement in writing notwithstanding anything contained herein.

GENERAL PROVISIONS

Time of Essence

Time is and will be of the essence of each and every provision of this Agreement.

Finder's Fees and Brokers' Commission

Each of the parties hereto represents to the other that it has not incurred any liability for any finders' fee or brokers' commission in connection with the execution of this Agreement of the consummation of the transactions contemplated herein.

Expenses

Razor will be responsible for all fees and expenses in connection with the preparation, execution and delivery of this Agreement and the preparation and completion of all other agreements, documents, approvals and transactions contemplated by this Agreement.

Further Assurances

Each of the parties hereto will, whether before or after Closing and at the expense of Razor, execute and deliver all such further documents and instruments, give all such further assurances, and do all such acts and things as may reasonably be required to carry out the full intent and meaning of this Agreement.

Entire Agreement

This Agreement and the Schedule hereto contain the whole agreement among the parties hereto in respect of the subject matter hereof and supersedes and replaces all prior negotiations, communications and correspondence between the parties hereto. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, statutory or otherwise, among the Vendor and Razor other than as expressly set forth in this Agreement and the Schedule hereto.

Enurement

This Agreement will enure to the benefit of and be binding upon each of the parties hereto and their respective successors, liquidators and permitted assigns.

Assignment

No party hereto may assign any of its right, title or interest in, to or under this Agreement, nor will any such purported assignment be valid amongst the parties hereto, except with the prior written consent of all parties hereto, such consent not to be unreasonably withheld.

Governing Law

This Agreement will be construed and interpreted in accordance with the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the arbitrators and courts of the Province of British Columbia, Canada and the venue for any actions or arbitrations arising out of this Agreement will be Port Moody, British Columbia.

Notices

All notices and other required communications to the parties hereto shall be in writing and shall be addressed respectively to each respective party at the addresses first written above. All notices shall be given (i) by personal delivery to the party by leaving a copy at the place specified for notice with a receptionist or an apparently responsible individual, or (ii) by electronic facsimile communication. All notices will be effective and will be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, and (ii) if by electronic communication, on the next business day following receipt of the electronic communication. A party hereto may change its address for notice by notice to the other party.

Counterparts

This Agreement, and any certificates or other writing delivered in connection herewith, may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same documents, and all such counterparts will be construed together and will constitute one and the same instrument. The execution of this Agreement and any other writing by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and executed copies delivered to each party who is a party hereto or thereto. Such delivery may be made by facsimile transmission of the execution page or pages, hereof or thereof, to each of the other parties by the party signing the particular counterpart, provided that forthwith after such facsimile transmission, an originally executed execution page or pages is forwarded by prepaid express courier to the other party by the party signing the particular counterpart.

The parties hereto have executed and delivered this Agreement as of the date first written above.

RAZOR RESOURCES, INC.

Per:

______________________

Authorized Signatory

_____________________________

Raymond Wei Ming Xu

Schedule 1

Description of Property

Claim Name Tenure Number

Mahatta 510120

Exhibit 6.0 - Consent of William G. Timmins, professional geologist

W.G. Timmins Inc.

William G. Timmins, P.Eng.

Ste 1016 - 470 Granville St. Vancouver B.C., V6C 1V5

TEL: 604-682-5281

OctoSeptember 1820, 2005

CONSENT OF GEOLOGICAL CONSULTANT

Re: Prospectus of Razor Resources Inc. dated September October 210, 2005

We hereby consent to the inclusion and reference of our report dated January 15, 2005, entitled "Geology Report on Mahatta Claim", in the Form SB-2 Registration Statement, and any subsequent amendments, to be filed by Razor Resources Inc. with the United States Securities and Exchange Commission. We concur with the summary of the aforesaid report incorporated into the Prospectus of Razor Resources Inc., and consent to our being named as an expert therein.

Dated the 1820thth OctoSeptember 2005

W. G. Timmins Inc.

Per /s William G. Timmins

           William G. Timmins, P.Eng.

Per /s/ William G. Timmins

            William G. Timmins, P.Eng., individually

Geological Consulting and Valuations